SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Pacific Gas and Electric Company

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PG&E Corporation and Pacific Gas and Electric Company Joint Notice of 2002 Annual Meetings • Joint Proxy Statement

March 13, 2002

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

You are cordially invited to attend the 6th annual meeting of PG&E Corporation and the 96th annual meeting of Pacific Gas and Electric Company. The meetings will be held concurrently on Wednesday, April 17, 2002, at 10:00 a.m., in the Masonic Auditorium, 1111 California Street, San Francisco, California.

The accompanying Joint Proxy Statement contains information about matters to be considered at both the PG&E Corporation and Pacific Gas and Electric Company annual meetings. At the annual meetings, PG&E Corporation and Pacific Gas and Electric Company shareholders will be asked to vote on the election of directors and ratification of the appointment of independent public accountants for 2002 for their respective companies. The Boards of Directors and management of PG&E Corporation and Pacific Gas and Electric Company recommend that you vote “FOR” the nominees for directors and the ratification of the appointment of Deloitte & Touche LLP as the independent public accountants for 2002, as set forth in the Joint Proxy Statement.

PG&E Corporation shareholders also will be asked to vote on two management proposals to amend PG&E Corporation’s Articles of Incorporation and Bylaws to (1) implement enhancement of simple majority voting, and (2) reduce the authorized range of directors and delete from the Bylaws the provision that restates the authorized range of directors as set forth in the Articles of Incorporation. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “FOR” these proposals.

Pacific Gas and Electric Company shareholders also will be asked to vote on five management proposals to amend Pacific Gas and Electric Company’s Articles of Incorporation and Bylaws to (1) establish a classified Board of Directors, (2) reduce the authorized range of directors and transfer the provision that establishes the authorized range of directors from the Bylaws to the Articles of Incorporation, (3) transfer the provision that prohibits cumulative voting in the election of directors from the Bylaws to the Articles of Incorporation, (4) include constituency provisions, and (5) require that shareholder action be taken at an annual or special meeting. For the reasons stated in the Joint Proxy Statement, the Pacific Gas and Electric Company Board of Directors and management recommend that Pacific Gas and Electric Company shareholders vote “FOR” these proposals.

PG&E Corporation shareholders also will be asked to vote on the proposals submitted by individual PG&E Corporation shareholders described in the Joint Proxy Statement, if such proposals are properly presented at the annual meeting. For the reasons stated in the Joint Proxy Statement, the PG&E Corporation Board of Directors and management recommend that PG&E Corporation shareholders vote “AGAINST” these proposals.

Your vote on the business at the annual meetings is important. For your convenience, we offer you the option of executing and submitting your proxy and voting instructions over the Internet, by telephone, or by mail. Whether or not you plan to attend, please vote as soon as possible so that your shares can be represented at the annual meetings.

During the annual meetings, PG&E Corporation and Pacific Gas and Electric Company management also will report on operations and other matters affecting PG&E Corporation and Pacific Gas and Electric Company, act on such other matters as may properly come before the meetings, and respond to shareholders’ questions.

Sincerely,

Robert D. Glynn, Jr.
Chairman of the Board, Chief Executive Officer,
and President of PG&E Corporation
Chairman of the Board of
Pacific Gas and Electric Company

Joint Notice of Annual Meetings of Shareholders of PG&E Corporation and Pacific Gas and Electric Company
Joint Proxy Statement
Questions and Answers
ItemNo.1: Election of Directors
Item No. 2: Ratification of Appointment of Independent Public Accountants
Item Nos. 3-4: PG&E Corporation Management Proposals
Item Nos. 5-9: Pacific Gas and Electric Company Management Proposals
Item Nos. 10-15: PG&E Corporation Shareholder Proposals
Executive Compensation
Report of the Audit Committees
Other Information
Appendix A
Appendix B
Definitive Proxy Material, Pacific Gas & Electric

Joint Notice of Annual Meetings of Shareholders

Joint Proxy Statement

Questions and Answers		1

Item No. 1:	Election of Directors	6

	Information Regarding the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company	9

Item No. 2:	Ratification of Appointment of Independent Public Accountants	16

Item Nos. 3-4:	PG&E Corporation Management Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	17

Item Nos. 5-9:	Pacific Gas and Electric Company Management Proposals (To Be Voted on by Pacific Gas and Electric Company Shareholders Only)	19

Item Nos. 10-15:	PG&E Corporation Shareholder Proposals (To Be Voted on by PG&E Corporation Shareholders Only)	23

Executive Compensation		32

Report of the Audit Committees		47

Other Information		48

Appendix A –	Articles Third and Eighth of the Restated Articles of Incorporation and Article II of the Bylaws of PG&E Corporation (As Proposed to Be Amended)	A-1

Appendix B –	Articles Fifth, Sixth, Seventh, and Eighth of the Restated Articles of Incorporation and Article II of the Bylaws of Pacific Gas and Electric Company (As Proposed to Be Amended)	B-1

________________________________________________________________________________
Joint Notice of Annual Meetings of Shareholders
of PG&E Corporation and Pacific Gas and Electric Company

March 13, 2002

To the Shareholders of PG&E Corporation and Pacific Gas and Electric Company:

      The annual meetings of shareholders of PG&E Corporation and Pacific Gas and Electric Company will be held concurrently on Wednesday, April 17, 2002, at 10:00 a.m., in the Masonic Auditorium, 1111 California Street, San Francisco, California, for the purpose of considering the following matters:

(1)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to elect the following nine and ten directors, respectively, to each Board for the ensuing year:

David R. Andrews	Robert D. Glynn, Jr.	Carl E. Reichardt
David A. Coulter	David M. Lawrence, MD	Gordon R. Smith*
C. Lee Cox	Mary S. Metz	Barry Lawson Williams
William S. Davila
* Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

(2)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to ratify each Board of Directors’ appointment of Deloitte & Touche LLP as independent public accountants for 2002 for PG&E Corporation and Pacific Gas and Electric Company,

(3)	For PG&E Corporation shareholders only, to act upon two management proposals described on pages 17-18 of the Joint Proxy Statement,

(4)	For Pacific Gas and Electric Company shareholders only, to act upon five management proposals described on pages 19-22 of the Joint Proxy Statement,

(5)	For PG&E Corporation shareholders only, to act upon proposals submitted by PG&E Corporation shareholders and described on pages 23-31 of the Joint Proxy Statement, if such proposals are properly presented at the meeting, and

(6)	For PG&E Corporation and Pacific Gas and Electric Company shareholders, to transact such other business as may properly come before the meetings and any adjournments or postponements thereof.

      The Boards of Directors have fixed the close of business on February 19, 2002, as the record date for the purpose of determining shareholders who are entitled to receive notice of and to vote at the annual meetings.

By Order of the Boards of Directors,

Linda Y.H. Cheng
Corporate Secretary,
PG&E Corporation and
Pacific Gas and Electric Company

PG&E Corporation
Pacific Gas and Electric Company

Joint Proxy Statement

        This Joint Proxy Statement provides information concerning the Joint Annual Meetings of PG&E Corporation and Pacific Gas and Electric Company, which will be held concurrently on Wednesday, April 17, 2002. The Joint Proxy Statement and proxy cards, together with the PG&E Corporation and Pacific Gas and Electric Company joint 2001 Annual Report to Shareholders, were mailed beginning on or about March 13, 2002.

Questions and Answers

Why did you send me this proxy statement and a proxy card?

      The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Boards) are soliciting proxies for use at their respective annual meetings, including any adjournments or postponements. This proxy statement and a proxy card were sent to anyone who owned shares of common stock of PG&E Corporation and/or shares of preferred stock of Pacific Gas and Electric Company at the close of business on February 19, 2002. This date is the record date set by the Boards to determine which shareholders may vote at the Joint Annual Meetings. This Joint Proxy Statement describes certain matters management expects will be voted on at the annual meetings, gives you information about PG&E Corporation and Pacific Gas and Electric Company and their managements, and provides general information regarding the voting process and attendance at the annual meetings.

How do I vote?

      You can attend and vote at the meetings, or the proxyholders will vote your shares as you indicate on your proxy. There are three ways to submit your proxy.

                    Over the Internet at http://www.eproxy.com/pcg/

                    By telephone by calling toll-free 1-800-435-6710
                    By completing your proxy card and mailing it in the accompanying postage-paid envelope

      If you submit your proxy over the Internet or by telephone, your vote must be received by 4:00 p.m., Eastern daylight time, on Tuesday, April 16, 2002. These Internet and telephone voting procedures comply with California law.

What am I voting on and what are the Board’s voting recommendations?

      PG&E Corporation shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation

1	Election of Directors	For all nominees
2	Ratification of Appointment of Independent Public Accountants	For this proposal
3-4	Management Proposals	For these proposals
10-15	Shareholder Proposals	Against these proposals

      Pacific Gas and Electric Company shareholders will be voting on the following items:

Item No.	Description	Board’s Voting Recommendation

1	Election of Directors	For all nominees
2	Ratification of Appointment of Independent Public Accountants	For this proposal
5-9	Management Proposals	For these proposals

What vote is required to approve each item?

      To elect directors:

The nominees receiving the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meetings. In other words, the nine nominees for director of PG&E Corporation and the ten nominees for director of Pacific Gas and Electric Company receiving the greatest number of votes will be elected. Votes against a nominee or votes withheld will have no legal effect.

      To approve the PG&E Corporation management proposals to amend the Articles of Incorporation and Bylaws:

A majority of the outstanding shares of PG&E Corporation common stock must approve each proposal. Abstentions and broker non-votes (see definition below) will have the same effect as a vote against a proposal.

To approve the Pacific Gas and Electric Company management proposals to amend the Articles of Incorporation and Bylaws:

A majority of the outstanding shares of Pacific Gas and Electric Company voting stock must approve each proposal. Abstentions and broker non-votes (see definition below) will have the same effect as a vote against a proposal.

      To approve other items described in the Joint Proxy Statement:

For each properly presented proposal, a majority of the shares represented and voting on the proposal must approve the proposal. The approval votes also must be greater than 25 percent of the shares entitled to vote. Abstentions will have the same effect as a vote against a proposal. Broker non-votes (see definition below) will not be considered in determining whether or not a proposal is approved.

What is a broker non-vote?

      If you hold your shares indirectly through a broker, bank, trustee, nominee, or other third party, that party is the registered owner of your shares and submits the proxy to vote your shares. You are the beneficial owner of the shares and typically you will be asked to provide the registered owner with instructions as to how your shares should be voted.

      Broker non-votes occur when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange, they are not permitted to vote on those other matters without instructions from the beneficial owners of the shares.

Will shareholders be asked to vote on matters other than those described in the Joint Proxy Statement?

      If other matters are raised during the Joint Annual Meetings, shareholders will vote on such matters only if PG&E Corporation or Pacific Gas and Electric Company, as appropriate, determines that these other matters satisfy advance notice requirements in the appropriate Bylaws and otherwise properly come before the annual meetings. If other matters properly come before the annual meetings, the proxyholders named on the enclosed proxy card will vote the shares for which they hold proxies at their discretion, to the extent permitted by law.

What shares are included on my proxy card?

      For PG&E Corporation, the shares included on your proxy card represent all the shares of PG&E Corporation stock in your account, including shares in the PG&E Corporation Dividend Reinvestment Plan. For Pacific Gas and Electric Company, the shares included on your card represent all the shares of Pacific Gas and Electric Company preferred stock in your account.

      If you are a shareholder of both PG&E Corporation common stock and Pacific Gas and Electric Company preferred stock, you will receive a separate proxy card for each company. If you receive more than one proxy card for either company, it means your shares are held in more than one account. You should vote the shares on all your proxy cards. If you would like to consolidate your accounts, you may do so by contacting our transfer agent, Mellon Investor Services LLC, toll-free at 1-800-719-9056.

How many copies of the proxy statement and annual report will I receive?

      If you are a registered holder of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock, you will receive one proxy statement and annual report for each account.

      If you are a beneficial owner of PG&E Corporation common stock and/or Pacific Gas and Electric Company preferred stock and receive your proxy materials through ADP Investor Communication Services (ADP), and there are multiple beneficial owners at the same address, you may receive fewer proxy statements and annual reports than the number of beneficial owners at that address. Securities and Exchange Commission regulations permit ADP to deliver only one proxy statement and annual report to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at that same address. If you receive your proxy materials through ADP and wish to receive a separate proxy statement or annual report in the future, please contact the office of the Corporate Secretary of PG&E Corporation or Pacific Gas and Electric Company, as appropriate, at P.O. Box 193722, San Francisco, CA 94119-3722 or by calling 1-415-267-7070.

What if I return my proxy but don’t specify how I want my shares voted?

      The PG&E Corporation proxyholders will vote those shares “For” Items 1 through 4 and “Against” Items 10 through 15. The Pacific Gas and Electric Company proxyholders will vote those shares “For” Items 1, 2, and 5 through 9.

What if I do not submit my proxy?

      Your shares will not be voted if you do not provide a proxy or vote at the annual meetings.

Can I change my proxy vote?

      Yes, you can change your proxy vote or revoke your proxy any time before the annual meetings by (1) returning a later-dated proxy card, (2) entering a new vote over the Internet or by telephone, (3) notifying the Corporate Secretary in writing, or (4) submitting a written ballot at the meetings.

Is my vote confidential?

      Yes. According to each company’s confidential voting policy, shareholder votes will only be revealed to a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest, if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for either company to assert or defend claims.

Who will count the votes?

      Mellon Investor Services LLC (MIS) will act as the proxy tabulators and the inspectors of election for the 2002 annual meetings. MIS is independent of PG&E Corporation and Pacific Gas and Electric Company and their directors, officers, and employees.

How many shares are eligible to vote at the annual meetings?

      On February 19, 2002, there were 364,206,190 shares of PG&E Corporation common stock, without par value, outstanding and entitled to vote. Each share is entitled to one vote.

      On February 19, 2002, there were 17,258,280 shares of Pacific Gas and Electric Company preferred stock, $25 par value, and 326,926,667 shares of Pacific Gas and Electric Company common stock, $5 par value, outstanding and entitled to vote. Each share is entitled to one vote. PG&E Corporation and a subsidiary hold 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock. Together they own approximately 95 percent of the total outstanding voting stock of Pacific Gas and Electric Company. Holders of Pacific Gas and Electric Company’s preferred stock hold approximately 5 percent of the Company’s total outstanding voting stock.

May I attend the annual meetings?

      All shareholders of record as of the close of business on February 19, 2002, may attend the annual meetings of PG&E Corporation and Pacific Gas and Electric Company.

      Real-time captioning services and assistive listening devices will be available at the meetings for the hearing impaired. Please contact an usher if you wish to be seated in the real-time captioning section or require an assistive listening device. Audio cassette recordings of the meetings may be requested by calling the office of the Corporate Secretary.

What do I need to do in order to attend the annual meetings?

      If you are a registered shareholder, you will receive an admission ticket along with your proxy card. Please bring the admission ticket to the meetings.

      If a broker, bank, trustee, nominee, or other third party holds your shares, please inform that party that you plan to attend the annual meetings and ask for a legal proxy. Bring the legal proxy to the shareholder registration area when you arrive at the meetings and we will issue you an admission ticket. If you cannot get a legal proxy in time, we will issue an admission ticket to you if you bring a copy of your brokerage or bank account statement showing that you owned PG&E Corporation or Pacific Gas and Electric Company stock as of February 19, 2002.

      All shareholders must have an admission ticket to attend the annual meetings. Also, shareholders will be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meetings. Cameras, recording devices, and other electronic devices will not be permitted at the meetings, and no items will be allowed into the meetings which might pose a concern for the safety of those attending.

Will I be able to ask questions during the annual meetings?

      During the meetings, there may be time for some shareholders to ask questions. The Chair of the meetings may need to limit questions in order to maintain an orderly meeting and to give shareholders the maximum opportunity to participate. Therefore, there may not be enough time for everyone to get a chance to speak. If you do not get a chance to ask questions during the meetings, members of management will be available after the meetings.

How do I recommend someone to be a director?

      You may recommend any person to be a director of PG&E Corporation or Pacific Gas and Electric Company by writing to the Corporate Secretary. The Nominating and Compensation Committee will consider nominees recommended by shareholders for election to the Boards.

      If you wish to nominate a candidate for director, you must provide timely and proper written notice of the nomination in the manner described in the Bylaws of the appropriate company. Notice of director nominations proposed to be brought before the 2003 annual meetings of PG&E Corporation or Pacific Gas and Electric Company must be received at the principal executive office of the appropriate company no later than January 27, 2003. For a copy of either company’s Bylaws, send a written request to that company’s Corporate Secretary.

When are shareholder proposals due for the 2003 annual meetings?

      If you would like to submit a proposal for inclusion in either company’s proxy statement for the 2003 annual meetings, the company’s Corporate Secretary must receive your proposal by November 13, 2002.

      If you would like to introduce any other business at either company’s 2003 annual meeting of shareholders, you must provide timely and proper written notice of the matter in the manner described in the Bylaws of the appropriate company. For a copy of either company’s Bylaws, send a written request to that company’s Corporate Secretary.

      Notice of other business proposed to be brought before the 2003 annual meetings of PG&E Corporation or Pacific Gas and Electric Company must be received at the principal executive office of the appropriate company no later than January 27, 2003. However, if the 2003 annual meeting of either company is scheduled for a date that differs by more than 30 days from the anniversary date of the 2002 Joint Annual Meetings, the shareholder’s notice will be timely if it is received no later than the tenth day following the date on which each company publicly discloses the date of its 2003 annual meeting.

      Shareholder proposals and nominations received after these deadlines will not be considered at the 2003 annual meetings.

How much did this proxy solicitation cost?

      PG&E Corporation and Pacific Gas and Electric Company hired D.F. King & Co., Inc. to assist in the distribution of proxy materials and solicitation of votes. The estimated fee is $11,500 plus reasonable out-of-pocket expenses. In addition, PG&E Corporation and Pacific Gas and Electric Company will reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.

What is the address of the principal executive office?

      Correspondence may be addressed to:

PG&E Corporation or Pacific Gas and Electric Company Corporate Secretary P.O. Box 193722 San Francisco, CA 94119-3722

Your vote is important.

If you are not executing and submitting your proxy and voting instructions over the Internet or by telephone, please mark, sign, date, and mail the enclosed proxy card as soon as possible.

Item No. 1:
Election of Directors of PG&E Corporation and
Pacific Gas and Electric Company

          Nine and ten directors will be elected to serve on the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company, respectively, to hold office until the next annual meetings or until their successors shall be elected and qualified, except in the case of death, resignation, or removal of a director. The nine nominees for director of PG&E Corporation and the ten nominees for director of Pacific Gas and Electric Company whom the respective Boards propose for election are the same, except for Gordon R. Smith, who is a nominee for the Pacific Gas and Electric Company Board only. The composition of these slates of nominees is consistent with the policy of PG&E Corporation and Pacific Gas and Electric Company that at least 75 percent of their Boards shall be composed of directors who are neither current nor former officers or employees of PG&E Corporation, Pacific Gas and Electric Company, or any of their respective subsidiaries.

      Information is provided on the following pages about the nominees for directors, including their principal occupations for the past five years, certain other directorships, age, and length of service as a director of PG&E Corporation and Pacific Gas and Electric Company. Membership on Board committees, attendance at Board and committee meetings, and ownership of stock of PG&E Corporation and Pacific Gas and Electric Company are indicated in separate sections following the individual resumes of the nominees.

      All of the nominees have agreed to serve if elected. Should any of the nominees become unavailable at the time of the meeting to accept nomination or election as a director, the respective proxyholders named on the enclosed PG&E Corporation or Pacific Gas and Electric Company proxy card will vote for substitute nominees at their discretion.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend the Election of Their Respective Nominees for Director Presented in This Joint Proxy Statement.

Nominees for Directors of PG&E Corporation and

Pacific Gas and Electric Company
Biographical Information

David R. Andrews
Mr. Andrews is Senior Vice President Government Affairs, General Counsel, and Secretary of PepsiCo, Inc. (food and beverage businesses), and has held that position since February 2002. Prior to joining PepsiCo, Inc., Mr. Andrews was a partner in the law firm of McCutchen, Doyle, Brown & Enersen, LLP from May 2000 to January 2002 and from 1981 to July 1997. From August 1997 to April 2000, he served as the legal advisor to the U.S. Department of State and former Secretary Madeleine Albright. Mr. Andrews, 60, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 2000. He also is a director of UnionBanCal Corporation.

David A. Coulter
Mr. Coulter is Vice Chairman of J.P. Morgan Chase & Co. (financial services and retail banking), and has held that position since January 2001. Prior to the merger with J.P. Morgan & Co. Incorporated, he was Vice Chairman of The Chase Manhattan Corporation (bank holding company) from August 2000 to December 2000. He was a partner in the Beacon Group, L.P. (investment banking firm) from January 2000 to July 2000, and was Chairman and Chief Executive Officer of BankAmerica Corporation and Bank of America NT&SA from May 1996 to October 1998. Mr. Coulter, 54, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996.

C. Lee Cox
Mr. Cox is retired Vice Chairman of AirTouch Communications, Inc. and retired President and Chief Executive Officer of AirTouch Cellular (cellular telephone and paging services). He was an executive officer of AirTouch Communications, Inc. and its predecessor, PacTel Corporation, from 1987 until his retirement in April 1997. Mr. Cox, 60, has been a director of PG&E Corporation and Pacific Gas and Electric Company since 1996. He also is a director of Riverstone Networks, Inc.

William S. Davila
Mr. Davila is President Emeritus of The Vons Companies, Inc. (retail grocery). He was President of The Vons Companies, Inc. from 1986 until his retirement in May 1992. Mr. Davila, 70, has been a director of Pacific Gas and Electric Company since 1992 and a director of PG&E Corporation since 1996. He also is a director of The Home Depot, Inc. and Hormel Foods Corporation.

Robert D. Glynn, Jr.
Mr. Glynn is Chairman of the Board, Chief Executive Officer, and President of PG&E Corporation and Chairman of the Board of Pacific Gas and Electric Company. He has been an officer of PG&E Corporation since December 1996 and an officer of Pacific Gas and Electric Company since January 1988. Mr. Glynn, 59, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since 1996.

David M. Lawrence, MD
Dr. Lawrence is Chairman and Chief Executive Officer of Kaiser Foundation Health Plan, Inc. and Kaiser Foundation Hospitals, and has been an executive officer of those companies for more than the past five years. Dr. Lawrence, 61, has been a director of Pacific Gas and Electric Company since 1995 and a director of PG&E Corporation since 1996. He also is a director of Agilent Technologies Inc.

Mary S. Metz
Dr. Metz is President of S. H. Cowell Foundation, and has held that position since January 1999. Prior to that date, she was Dean of University Extension, University of California, Berkeley from July 1991 to June 1998. Dr. Metz, 64, has been a director of Pacific Gas and Electric Company since 1986 and a director of PG&E Corporation since 1996. She also is a director of Longs Drug Stores Corporation, SBC Communications Inc., and UnionBanCal Corporation.

Carl E. Reichardt
Mr. Reichardt is Vice Chairman of the Ford Motor Company, and has held that position since October 2001. He is the retired Chairman of the Board and Chief Executive Officer of Wells Fargo & Company (bank holding company) and Wells Fargo Bank, N.A. He was an executive officer of Wells Fargo Bank, N.A. from 1978 until his retirement in December 1994. Mr. Reichardt, 70, has been a director of Pacific Gas and Electric Company since 1985 and a director of PG&E Corporation since 1996. He also is a director of ConAgra Foods, Inc., Ford Motor Company, HCA, Inc., HSBC Holdings PLC, McKesson Corporation, and Newhall Management Corporation.

Gordon R. Smith*
Mr. Smith is President and Chief Executive Officer of Pacific Gas and Electric Company,
and has been an officer of Pacific Gas and Electric Company since 1980. Mr. Smith, 54, has been a director of Pacific Gas and Electric Company since 1997.

Barry Lawson Williams
Mr. Williams is President of Williams Pacific Ventures, Inc. (business consulting and mediation), and has held that position since 1987. He also served as interim President and Chief Executive Officer of the American Management Association (management development organization) from November 2000 to June 2001. Mr. Williams, 57, has been a director of Pacific Gas and Electric Company since 1990 and a director of PG&E Corporation since 1996. He also is a director of CH2M Hill Companies, Ltd., Newhall Management Corporation, R.H. Donnelley Inc., The Simpson Manufacturing Company Inc., Synavant Inc., and USA Education, Inc.

*	Gordon R. Smith is a nominee for director of Pacific Gas and Electric Company only.

Information Regarding the
Boards of Directors of PG&E Corporation and
Pacific Gas and Electric Company

Board Committees

      The committees of the PG&E Corporation Board of Directors are the Executive Committee, Audit Committee, Finance Committee, Nominating and Compensation Committee, and Public Policy Committee. The Pacific Gas and Electric Company Board of Directors has an Executive Committee and Audit Committee. All committee members are directors of PG&E Corporation or Pacific Gas and Electric Company, as appropriate. To ensure that all committee members can perform their duties in an intelligent and fully informed manner, committee members and other directors have access to all of PG&E Corporation’s and Pacific Gas and Electric Company’s books, records, and other documents of any kind. The current membership and duties of these committees are described below.

Nominating and
Executive	Audit	Finance	Compensation	Public Policy
Committees	Committees	Committee	Committee	Committee

R. D. Glynn, Jr.* C. L. Cox M. S. Metz C. E. Reichardt G. R. Smith(1) B. L. Williams	C. L. Cox* D. R. Andrews W. S. Davila M. S. Metz B. L. Williams	B. L. Williams* D. R. Andrews D. A. Coulter C. E. Reichardt	C. E. Reichardt* D. A. Coulter C. L. Cox D. M. Lawrence, MD	M. S. Metz* W. S. Davila D. M. Lawrence, MD

*	Chair

(1)	Member of the Pacific Gas and Electric Company Executive Committee only.

Executive Committees

      Each Executive Committee, subject to the provisions of law and certain limits imposed by the PG&E Corporation or the Pacific Gas and Electric Company Board (as the case may be), may exercise any of the powers and perform any of the duties of the PG&E Corporation Board or the Pacific Gas and Electric Company Board, respectively. The Executive Committees meet as needed. One PG&E Corporation Executive Committee meeting was held in 2001 and no Pacific Gas and Electric Company Executive Committee meetings were held in 2001.

Audit Committees

      The Audit Committees of PG&E Corporation (five meetings were held in 2001) and Pacific Gas and Electric Company (five meetings were held in 2001) advise and assist the Boards of Directors of those entities in fulfilling their responsibilities in connection with financial and accounting practices, internal controls, external and internal auditing programs, business ethics, and compliance with laws, regulations, and policies that may have a material impact on the consolidated financial statements of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Audit Committees satisfy themselves as to the independence and competence of PG&E Corporation’s and Pacific Gas and Electric Company’s independent public accountants, and review and discuss with the independent accountants and with PG&E Corporation’s and Pacific Gas and Electric Company’s officers and internal auditors the scope and results of the independent accountants’ audit work, consolidated quarterly and annual financial statements, the quality and effectiveness of internal controls, and compliance with laws, regulations, policies, and programs. The Audit Committees also recommend to the appropriate Board of Directors the firm of independent public accountants to be selected to audit PG&E Corporation’s and Pacific Gas and Electric Company’s accounts, and make further inquiries as they deem necessary or desirable to inform themselves as to the conduct of the affairs of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries.

      The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. The Audit Committees are composed entirely of directors who are (1) financially knowledgeable, including at least one member who has accounting or related financial management expertise, (2) neither current nor former officers or employees of PG&E Corporation, Pacific Gas and Electric Company, or their subsidiaries, (3) not consultants to PG&E Corporation, Pacific Gas and Electric Company, or any of their subsidiaries, and

(4) neither current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation or Pacific Gas and Electric Company officer serves as a member. The members of the Audit Committees are independent as defined in the listing standards of the New York Stock Exchange and the American Stock Exchange. One member of each Committee is appointed by the appropriate Board of Directors as the Committee’s Chair.

Finance Committee

      The Finance Committee of PG&E Corporation (eight meetings were held in 2001) advises and assists the Board with respect to the financial and capital investment policies and objectives of PG&E Corporation and its subsidiary companies, including specific actions required to achieve those objectives. The Finance Committee reviews long-term financial and investment plans and strategies, annual financial plans, dividend policy, short-term and long-term financing plans, proposed capital investments, proposed divestments, major commercial banking, investment banking, financial consulting, and other financial relations of PG&E Corporation or its subsidiaries, and risk management activities. Each year, the Finance Committee presents for the Board of Directors’ review and approval (1) a five-year financial plan for PG&E Corporation and its subsidiaries that incorporates, among other things, the Corporation’s business strategy goals, and (2) an annual budget that reflects elements of the approved five-year plan. Members of the Board of Directors receive a monthly report that compares the Corporation’s performance to the budget and provides other information regarding financial performance.

      One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee’s Chair.

Nominating and Compensation Committee

      The Nominating and Compensation Committee of PG&E Corporation (four meetings were held in 2001) advises and assists the Boards of PG&E Corporation and Pacific Gas and Electric Company with respect to the selection and compensation of directors. It also advises and assists PG&E Corporation and its subsidiaries on employment, compensation, benefits policies and practices, and the development, selection, and compensation of policy-making officers. The Nominating and Compensation Committee reviews and acts upon the compensation of officers of PG&E Corporation and its subsidiaries, except that the compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is established by the full Board of Directors of PG&E Corporation or Pacific Gas and Electric Company (as the case may be) upon recommendation of the Committee, and the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries. The Committee also reviews long-range planning for executive development and succession, and the composition and performance of the Boards of PG&E Corporation and Pacific Gas and Electric Company.

      The Nominating and Compensation Committee is composed entirely of directors who are (1) neither current nor former officers or employees of PG&E Corporation or any of its subsidiaries, (2) not consultants to PG&E Corporation or any of its subsidiaries, and (3) neither current nor former officers or employees of any other corporation on whose board of directors any PG&E Corporation officer serves as a member. One member of the Committee is appointed by the Board of Directors as the Committee’s Chair.

Public Policy Committee

      The Public Policy Committee of PG&E Corporation (two meetings were held in 2001) advises and assists the Board of Directors with respect to public policy issues that could affect significantly the interests of the customers, shareholders, or employees of PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries. The Public Policy Committee reviews the policies and practices of PG&E Corporation and its subsidiaries with respect to protection and improvement of the quality of the environment, charitable and community service organizations and activities, equal opportunity in hiring and promoting employees, and development of minority-owned and women-owned businesses as suppliers to PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. The Committee also reviews significant societal, governmental, and environmental trends and issues that may affect the operations of PG&E Corporation, Pacific Gas and Electric Company, or their subsidiaries.

      One member of the Committee, who is neither a current nor former employee of, nor current consultant to, PG&E Corporation or any of its subsidiaries, is appointed by the Board of Directors as the Committee’s Chair.

Attendance at Board and Committee Meetings

      Thirteen meetings of the PG&E Corporation Board of Directors and twenty meetings of the PG&E Corporation Board committees were held in 2001. Overall attendance of incumbent directors at such meetings was 94%. Individual attendance at meetings of the PG&E Corporation Board of Directors and Board committees was as follows: D. R. Andrews 96%, D. A. Coulter 84%, C. L. Cox 95%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 84%, M. S. Metz 95%, C. E. Reichardt 96%, and B. L. Williams 96%.

      Twelve meetings of the Pacific Gas and Electric Company Board of Directors and five meetings of the Pacific Gas and Electric Company Board committees were held in 2001. Overall attendance of incumbent directors at such meetings was 96%. Individual attendance at the meetings was as follows: D. R. Andrews 100%, D. A. Coulter 92%, C. L. Cox 94%, W. S. Davila 100%, R. D. Glynn, Jr. 100%, D. M. Lawrence 92%, M. S. Metz 94%, C. E. Reichardt 92%, G. R. Smith 100%, and B. L. Williams 94%.

Compensation of Directors

      Each director who is not an officer or employee of PG&E Corporation or Pacific Gas and Electric Company receives a quarterly retainer of $7,500 plus a fee of $1,000 for each Board or Board committee meeting attended. Non-employee directors who chair Board committees receive an additional quarterly retainer of $625. Under the Deferred Compensation Plan for Non-Employee Directors, directors of PG&E Corporation or Pacific Gas and Electric Company may elect to defer all or part of such compensation for varying periods. Directors who participate in the Deferred Compensation Plan may convert their deferred compensation into a number of common stock equivalents, the value of which is tied to the market value of PG&E Corporation common stock. Alternatively, participating directors may direct that their deferred compensation earn interest.

      No director who serves on both the PG&E Corporation and Pacific Gas and Electric Company Boards and corresponding committees is paid additional compensation for concurrent service on Pacific Gas and Electric Company’s Board or its committees, except that separate meeting fees are paid for each meeting of the Pacific Gas and Electric Company Board, or a Pacific Gas and Electric Company Board committee, that is not held concurrently or sequentially with a meeting of the PG&E Corporation Board or a corresponding PG&E Corporation Board committee. It is the usual practice of PG&E Corporation and Pacific Gas and Electric Company that meetings of the respective Boards and corresponding committees are held concurrently and, therefore, that a single meeting fee is paid to each director for each set of meetings.

      In addition, directors of PG&E Corporation or Pacific Gas and Electric Company are reimbursed for reasonable expenses incurred in attending Board or committee meetings. Directors of PG&E Corporation or Pacific Gas and Electric Company also are reimbursed for reasonable expenses incurred in connection with other activities undertaken on behalf of or for the benefit of PG&E Corporation or Pacific Gas and Electric Company.

      Effective January 1, 1998, the PG&E Corporation Retirement Plan for Non-Employee Directors was terminated. Directors who had accrued benefits under the Plan were given a one-time option of receiving at retirement the benefit accrued through 1997, or of converting the present value of their accrued benefit into a PG&E Corporation common stock equivalent investment held in the Deferred Compensation Plan for Non-Employee Directors. The payment of frozen accrued retirement benefits, or distributions from the Deferred Compensation Plan attributable to the conversion of retirement benefits, cannot be made until the later of age 65 or retirement from the Board.

      Under the Non-Employee Director Stock Incentive Plan, a component of the PG&E Corporation Long-Term Incentive Program, on the first business day of January of each year, each non-employee director of PG&E Corporation is entitled to receive stock-based grants with a total aggregate equity value of $30,000, composed of (1) restricted shares of PG&E Corporation common stock valued at $10,000 (based on the closing price of PG&E Corporation common stock on the first business day of the year), and (2) a combination, as elected by the director, of non-qualified stock options and common stock equivalents with a total equity value of $20,000, based on equity value increments of $5,000. The exercise price of stock options is equal to the market value of PG&E Corporation common stock (i.e., the closing price) on the date of grant. Restricted stock and stock options vest over the five-year period following the date of grant, except that restricted stock and stock options will vest immediately upon mandatory retirement from the Board, upon a director’s death or disability, or in the event of a change in control. Common stock equivalents awarded are payable in the form of PG&E Corporation common stock only following a director’s retirement from the Board, upon a director’s death or disability, or in the event of a change in control. Unvested awards are forfeited if the recipient ceases to be a director for any other reason.

      On January 2, 2001, each non-employee director received 511 restricted shares of PG&E Corporation common stock. In addition, directors who were granted stock options received options to purchase 1,077 shares of PG&E Corporation common stock for each $5,000 increment of equity value (subject to the aggregate $20,000 limit) at an exercise price of $19.5625 per share, and directors who were granted common stock equivalents received 255 common stock equivalent units for each $5,000 increment of equity value (subject to the aggregate $20,000 limit).

Certain Relationships and Related Transactions

      Mr. Andrews, a director of PG&E Corporation and Pacific Gas and Electric Company, resigned from the law firm of McCutchen, Doyle, Brown & Enersen, LLP (McCutchen) in January 2002. Mr. Andrews did not personally provide legal services to PG&E Corporation, Pacific Gas and Electric Company, or their affiliates. During 2001, McCutchen provided general legal services to Pacific Gas and Electric Company in the normal course of business.

Legal Proceedings

Proofs of Claims Filed in the Bankruptcy Case

      On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition for relief under the provisions of Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California (Bankruptcy Court). Pursuant to Chapter 11 of the U.S. Bankruptcy Code, Pacific Gas and Electric Company retains control of its assets and is authorized to operate its business as a debtor in possession while being subject to the jurisdiction of the Bankruptcy Court.

      Bankruptcy law imposes an automatic stay to prevent parties from making certain claims or taking certain actions that would interfere with the estate or property of a Chapter 11 debtor. In general, Pacific Gas and Electric Company may not pay pre-petition debts without the Bankruptcy Court’s permission. Through September 5, 2001, the last day for non-governmental creditors to file proofs of claim, non-governmental claims were submitted for an approximate aggregate amount of $42.1 billion. This amount includes claims filed by generators, which Pacific Gas and Electric Company believes have been overstated, and claims by financial institutions, which Pacific Gas and Electric Company believes contain significant duplication. The Bankruptcy Court also has disallowed approximately $9 billion of claims filed by non-governmental entities. J.P. Morgan Trust Co. of Delaware submitted a proof of claim for approximately $1.45 million dollars relating to its ownership interest in shares of Pacific Gas and Electric Company’s preferred stock. J.P. Morgan Chase Bank submitted a proof of claim for approximately $173 million, related to its provision of a stand-by letter of credit which provides credit and liquidity support for certain of Pacific Gas and Electric Company’s Pollution Control Bonds. Both entities are subsidiaries of J.P. Morgan Chase & Co., which was created on December 31, 2000, in a merger between The Chase Manhattan Corporation and J.P. Morgan & Co. Incorporated. Mr. David Coulter, a director of both PG&E Corporation and Pacific Gas and Electric Company, is a Vice Chairman of J.P. Morgan Chase & Co. and J.P. Morgan Chase Bank, responsible for Retail and Middle Market Financial Services and for Investment Management and Private Banking.

California Attorney General Complaint

      On January 10, 2002, the California Attorney General (AG) filed a complaint in the San Francisco Superior Court against PG&E Corporation and its directors, as well as against the directors of Pacific Gas and Electric Company, based on allegations of unfair or fraudulent business acts or practices in violation of California Business and Professions Code Section 17200. Among other allegations, the AG alleges that past transfers of money from Pacific Gas and Electric Company to PG&E Corporation, and allegedly from PG&E Corporation to other affiliates of PG&E Corporation, violated various conditions established by the California Public Utilities Commission  (CPUC) in decisions approving the holding company formation. The AG also alleges that the December 2000 and January and February 2001 ringfencing transactions by which PG&E Corporation subsidiaries complied with credit rating agency criteria to establish independent credit ratings violated the holding company conditions. The AG alleges that these ringfencing transactions included conditions that restricted PG&E National Energy Group’s ability to provide any funds to PG&E Corporation through dividends, capital distributions or similar payments, reducing PG&E Corporation’s cash and thereby impairing PG&E Corporation’s ability to comply with the first priority condition and subordinating Pacific Gas and Electric Company’s interests to the interests of PG&E Corporation and its other affiliates. (On January 9, 2002, the CPUC issued a decision interpreting the “first priority condition” and concluded that the condition, at least under certain circumstances, includes the requirement that each of the holding companies “infuse the utility with all types of capital necessary for the utility to fulfill its obligation to serve.” The three major California investor-owned energy utilities and their parent holding companies had opposed the broader interpretation, first contained in a proposed decision released for comment on December 26, 2001, as being inconsistent with the prior 15 years’ understanding of that condition as applying more narrowly to a priority on capital needed for investment purposes.)

      The AG seeks injunctive relief, the appointment of a receiver, restitution in an amount according to proof, civil penalties of $2,500 against each defendant for each violation of California Business and Professions Code section 17200 and that the total penalty not be less than $500 million, and costs of the lawsuit.

      In addition, the AG alleges that, through Pacific Gas and Electric Company’s bankruptcy proceedings, PG&E Corporation and Pacific Gas and Electric Company engaged in unlawful, unfair, and fraudulent business practices by seeking to implement the transactions proposed in the proposed Plan of Reorganization filed in Pacific Gas and Electric Company’s bankruptcy proceeding. The AG’s complaint also seeks restitution of assets allegedly wrongfully transferred to PG&E Corporation from Pacific Gas and Electric Company. The Bankruptcy Court has original and exclusive jurisdiction of these claims. Therefore, on February 8, 2002, PG&E Corporation filed a notice of removal in the Bankruptcy Court to transfer the AG’s complaint to the Bankruptcy Court.

      On February 15, 2002, a motion to dismiss, or in the alternative, to stay, the complaint was filed in the Bankruptcy Court.

Federal Securities Lawsuit

      On April 16, 2001, a complaint was filed against PG&E Corporation and Pacific Gas and Electric Company in the U.S. District Court for the Central District of California entitled Jack Gillam; DOES 1 TO 5, Inclusive, and All Persons similarly situated vs. PG&E Corporation, Pacific Gas and Electric Company; and DOES 6 to 10, Inclusive. The complaint was filed after Pacific Gas and Electric Company filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. Pacific Gas and Electric Company informed plaintiff that the action is stayed by the automatic stay provisions of the U.S. Bankruptcy Code and on or about April 23, 2001, plaintiff filed a notice of voluntary dismissal without prejudice with respect to Pacific Gas and Electric Company. By order entered on or about May 31, 2001, the case was transferred to the U.S. District Court for the Northern District of California.

      On August 9, 2001, the plaintiff filed a first amended complaint entitled Jack Gillam, et al. vs. PG&E Corporation, Robert D. Glynn, Jr., and Peter A. Darbee, in the U.S. District Court for the Northern District of California. The first amended complaint, purportedly brought on behalf of all persons who purchased PG&E Corporation common stock or certain shares of Pacific Gas and Electric Company’s preferred stock between July 20, 2000, and April 9, 2001, claims that defendants caused PG&E Corporation’s Condensed Consolidated Financial Statements for the second and third quarters of 2000 to be materially misleading in violation of federal securities laws by recording as a deferred cost and capitalizing as a regulatory asset the under-collections that resulted when escalating wholesale energy prices caused Pacific Gas and Electric Company to pay far more to purchase electricity than it was permitted to collect from customers. The defendants filed a motion to dismiss the first amended complaint, based largely on public disclosures by PG&E Corporation, Pacific Gas and Electric Company, and others regarding the under-collections, the risk that they might not be recoverable, the financial consequences of non-recovery, and other information from which analysts and investors could assess for themselves the probability of recovery. On January 14, 2002, the district court granted the defendants’ motion to dismiss the plaintiffs’ complaint with leave to amend the complaint. On February 4, 2002, the plaintiffs filed a second amended complaint in the U.S. District Court for the Northern District of California entitled Jack Gillam, et al. vs. PG&E Corporation, and Robert D. Glynn, Jr. In addition to containing many of the same allegations as were contained in the prior complaint, the complaint contains allegations similar to the allegations in the California Attorney General’s complaint against PG&E Corporation, discussed above. The defendants intend to file a motion to dismiss the second amended complaint.

Board of Directors Retirement Policy

      It is the policy of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company that a person may not be designated as a candidate for election or re-election as a director after he or she has reached the age of 70. Due to the current financial and business situation, the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company elected to adopt a one-year waiver of the retirement policy for purposes of nominating candidates for re-election at the 2002 annual meetings of shareholders. The Boards may determine whether to waive the retirement policy on a year-to-year basis in light of the current business climate.

Security Ownership of Management

      The following table sets forth the number of shares of PG&E Corporation common stock beneficially owned (as defined in the rules of the Securities and Exchange Commission) as of January 31, 2002, by the respective directors of PG&E Corporation and Pacific Gas and Electric Company, the nominees for director, the current executive officers of PG&E Corporation and Pacific Gas and Electric Company named in the Summary Compensation Table on pages 37-38, and all directors and executive officers of PG&E Corporation and Pacific Gas and Electric Company as a group. The number of shares shown for each such person, and for the directors, nominees for director, and executive officers as a group, constituted less than 1 percent of the outstanding shares of PG&E Corporation common stock. As of January 31, 2002, no director, nominee for director, or executive officer owned shares of any class of Pacific Gas and Electric Company securities. The table also sets forth common stock equivalents credited to the accounts of directors and executive officers under PG&E Corporation’s deferred compensation and equity plans.

	Beneficial	Common Stock
Name	Stock Ownership(1)(2)	Equivalents(3)	Total
David R. Andrews(4)	1,025	767	1,792
David A. Coulter(4)	4,630	15,218	19,848
C. Lee Cox(4)	28,544	1,506	30,050
William S. Davila(4)	16,865	11,530	28,395
Robert D. Glynn, Jr.(5)	1,029,201	92,451	1,121,652
David M. Lawrence, MD(4)	27,206	2,307	29,513
Mary S. Metz(4)	19,860	2,262	22,122
Carl E. Reichardt(4)	16,788	13,601	30,389
Gordon R. Smith(6)	471,289	13,664	484,953
Barry Lawson Williams(4)	14,314	5,689	20,003
Thomas G. Boren(7)	147,809	57,761	205,570
Peter A. Darbee(7)	134,703	0	134,703
P. Chrisman Iribe(7)	225,611	24,622	250,233
Thomas B. King(7)	150,112	88,273	238,385
L. E. Maddox(7)	313,108	29,491	342,599
Kent M. Harvey(8)	126,913	0	126,913
Roger J. Peters(8)	133,035	0	133,035
James K. Randolph(8)	152,121	141	152,262
Gregory M. Rueger(8)	176,879	0	176,879

All PG&E Corporation directors and executive officers as a group (18 persons)	3,128,337	387,391	3,515,728

All Pacific Gas and Electric Company directors and executive officers as a group (15 persons)	2,340,009	159,574	2,499,583

(1)	Includes any shares held in the name of the spouse, minor children, or other relatives sharing the home of the director or executive officer and, in the case of executive officers, includes shares of PG&E Corporation common stock held in the defined contribution retirement plans maintained by PG&E Corporation, Pacific Gas and Electric Company, and their subsidiaries. Except as otherwise indicated below, the directors, nominees for director, and executive officers have sole voting and investment power over the shares shown. Voting power includes the power to direct the voting of the shares held, and investment power includes the power to direct the disposition of the shares held.

Also includes the following shares of PG&E Corporation common stock in which the beneficial owners share voting and investment power: Mr. Coulter 4,630 shares, Mr. Cox 16,761 shares, Mr. Davila 200 shares, Dr. Lawrence 360 shares, Dr. Metz 5,850 shares, Mr. Smith 3,884 shares, Mr. Peters 2,945 shares, all PG&E Corporation directors and executive officers as a group 34,977 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 34,630 shares.

(2)	Includes shares of PG&E Corporation common stock which the directors and executive officers have the right to acquire within 60 days of January 31, 2002, through the exercise of vested stock options granted under the PG&E Corporation Long-Term Incentive Program, as follows: Mr. Cox 11,783 shares, Mr. Glynn 1,006,691 shares, Dr. Lawrence 11,783 shares, Dr. Metz 11,783 shares, Mr. Reichardt 11,783 shares, Mr. Smith 448,434 shares, Mr. Williams 9,510 shares, Mr. Boren 132,585 shares, Mr. Darbee 99,067 shares, Mr. Iribe 207,500 shares, Mr. King 140,901 shares, Mr. Maddox 311,967 shares, Mr. Harvey 122,201 shares, Mr. Peters 126,701 shares, Mr. Randolph 138,534 shares, Mr. Rueger 163,033 shares, all PG&E Corporation directors and executive officers as a group 2,910,256 shares, and all Pacific Gas and Electric Company directors and executive officers as a group 2,182,837 shares. The directors and executive officers have neither voting power nor investment power with respect to shares shown unless and until such shares are purchased through the exercise of the options, pursuant to the terms of the PG&E Corporation Long-Term Incentive Program.

(3)	Reflects the number of stock units purchased by officers and directors through salary and other compensation deferrals or awarded under equity compensation plans. The value of each stock unit is equal to the value of a share of PG&E Corporation common stock and fluctuates daily based on the market price of PG&E Corporation common stock. The directors and officers who own these stock units share the same market risk as PG&E Corporation shareholders, although they do not have voting rights with respect to these stock units.

(4)	Mr. Andrews, Mr. Coulter, Mr. Cox, Mr. Davila, Dr. Lawrence, Dr. Metz, Mr. Reichardt, and Mr. Williams are directors of both PG&E Corporation and Pacific Gas and Electric Company.

(5)	Mr. Glynn is a director and executive officer of PG&E Corporation, and also is a director of Pacific Gas and Electric Company. He is named in the Summary Compensation Table on pages 37-38.

(6)	Mr. Smith is a director and an executive officer of Pacific Gas and Electric Company, and also is an executive officer of PG&E Corporation. He is named in the Summary Compensation Table on pages 37-38.

(7)	Mr. Boren, Mr. Darbee, Mr. Iribe, Mr. King, and Mr. Maddox are executive officers of PG&E Corporation named in the Summary Compensation Table on pages 37-38.

(8)	Mr. Harvey, Mr. Peters, Mr. Randolph, and Mr. Rueger are executive officers of Pacific Gas and Electric Company named in the Summary Compensation Table on pages 37-38.

Item No. 2:
Ratification of Appointment of Independent Public Accountants

          On the recommendation of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company, the Boards of Directors of those entities have selected Deloitte & Touche LLP as the independent public accountants to examine the consolidated financial statements of PG&E Corporation and Pacific Gas and Electric Company for the year 2002. Deloitte & Touche LLP is a major national accounting firm with substantial expertise in the energy and utility businesses. Deloitte & Touche LLP has been employed to perform this function for PG&E Corporation and Pacific Gas and Electric Company since 1999.

      Audit Fees. For the year ended December 31, 2001, estimated fees for services rendered by Deloitte & Touche LLP for the reviews of Forms 10-Q and for the audits of the financial statements of PG&E Corporation and its subsidiaries are $3.6 million. This amount includes fees for stand-alone audits of various subsidiaries, including estimated fees of $0.9 million for Pacific Gas and Electric Company and its subsidiaries.

      Financial Information Systems Design and Implementation Fees. For the year ended December 31, 2001, Deloitte & Touche LLP and its affiliates did not render any services related to the design and implementation of financial information systems for PG&E Corporation or Pacific Gas and Electric Company.

      All Other Fees. For the year ended December 31, 2001, aggregate fees for all other services rendered by Deloitte & Touche LLP and its affiliates to PG&E Corporation and its subsidiaries consisted of $1.6 million of fees for services relating to financings, regulatory filings, and accounting consultations that should be performed only by the Corporation’s independent auditor (“audit related fees”), $3.0 million of fees for tax services, and $4.0 million of other non-audit related fees. These amounts include $24,000 of audit related fees and $21,000 of other non-audit related fees for Pacific Gas and Electric Company and its subsidiaries.

      One or more representatives of Deloitte & Touche LLP will be present at the annual meetings. They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

      PG&E Corporation and Pacific Gas and Electric Company are not required to submit these appointments to a vote of the shareholders. If the shareholders of either PG&E Corporation or Pacific Gas and Electric Company should not ratify the appointment, the respective Audit Committee will investigate the reasons for rejection by the shareholders and the respective Board of Directors will reconsider the appointment.

The Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company Unanimously Recommend a Vote FOR the Proposal to Ratify the Appointment of Deloitte & Touche LLP.

Item Nos. 3-4:
PG&E Corporation Management Proposals

To Be Voted on by PG&E Corporation Shareholders Only

Item No. 3: Management Proposal Regarding a Proposed Amendment to PG&E Corporation’s Articles of Incorporation to Implement Enhancement of Simple Majority Voting

      At the 2001 annual meeting of PG&E Corporation, a majority of shares present and voting approved a shareholder proposal recommending that the Board of Directors amend the fair price provision in the Corporation’s Restated Articles of Incorporation to provide that a simple majority vote of shareholders be the only fair price provision requirement to effect a merger or business combination involving the Corporation or any of its subsidiaries. Because a majority vote of shareholders is already required under California law for significant corporate transactions involving the Corporation or any of its subsidiaries, the adoption of this recommendation would render the fair price provision unnecessary. Also, because the Corporation’s Shareholder Rights Plan already affords shareholders substantial protection against inadequate offers or coercive or unfair takeover tactics, the Board of Directors believes that the fair price provision no longer provides shareholders with any meaningful incremental protection.

      The Board of Directors therefore proposes to delete the fair price provision from the Corporation’s Restated Articles of Incorporation. This proposed amendment would not affect the constituency provision contained in the Corporation’s Restated Articles of Incorporation. A copy of Article Eighth of the Restated Articles of Incorporation of PG&E Corporation as proposed to be amended is attached to this Joint Proxy Statement as Appendix A.

      The proposed amendment to Article Eighth of the Restated Articles of Incorporation of PG&E Corporation is permitted under California law and the rules of the New York Stock Exchange, the principal exchange upon which PG&E Corporation’s common stock is listed and traded. The proposed amendment will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of PG&E Corporation common stock, and (2) a certificate of amendment is filed with the California Secretary of State.

The Board of Directors of PG&E Corporation Unanimously Recommends a Vote FOR the Foregoing Amendment to the Articles of Incorporation of PG&E Corporation.

Item No. 4: Management Proposal Regarding Proposed Amendment to PG&E Corporation’s Articles of Incorporation and Bylaws to Reduce the Authorized Range of Directors and Delete from the Bylaws the Provision That Restates the Authorized Range of Directors as Set Forth in the Articles of Incorporation

      PG&E Corporation’s Restated Articles of Incorporation currently provide that the authorized number of directors shall be within a range of between seven and thirteen. PG&E Corporation’s Bylaws also list the range of the authorized number of directors as set forth in the Restated Articles of Incorporation, and fix the exact authorized number of directors. The current authorized number of directors to be elected at the 2002 annual meeting is nine.

      On September 20, 2001, PG&E Corporation and Pacific Gas and Electric Company jointly filed a proposed Plan of Reorganization in U.S. Bankruptcy Court that would enable Pacific Gas and Electric Company to pay all valid creditor claims in full and emerge from Chapter 11 bankruptcy proceedings. The proposed Plan reorganizes Pacific Gas and Electric Company and PG&E Corporation into two separate stand-alone companies no longer affiliated with one another. The common shares of the reorganized Pacific Gas and Electric Company will be distributed to PG&E Corporation shareholders (spin-off).

      As part of the spin-off of Pacific Gas and Electric Company, the current members of the PG&E Corporation and Pacific Gas and Electric Company Boards of Directors will be divided between the entities. PG&E Corporation is expected to have five directors immediately following the spin-off. This number falls outside the range of directors currently authorized in the Restated Articles of Incorporation and set forth in the Bylaws.

      The Board of Directors of PG&E Corporation has unanimously approved (1) an amendment to the Corporation’s Restated Articles of Incorporation to provide that the Board of Directors shall consist of not less than five nor more than nine directors and (2) an amendment to the Corporation’s Bylaws to delete provisions setting forth the range of the authorized number of directors, as it is unnecessary to have this range stated in both documents, and to clarify the permissible methods for fixing the exact number of directors within the range established by the Articles of Incorporation. These amendments only will become effective when Pacific Gas and Electric Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization. The proposed amendments would not affect the number of directors to be elected at the 2002 annual meeting. Copies of Article Third of the Restated Articles of Incorporation of PG&E Corporation and of Article II, Section 1 of the Bylaws of PG&E Corporation as proposed to be amended are attached to this Joint Proxy Statement as Appendix A.

      The proposed amendment to Article Third of the Restated Articles of Incorporation of PG&E Corporation is permitted under California law and the rules of the New York Stock Exchange, the principal exchange upon which PG&E Corporation’s common stock is listed and traded. The proposed amendment to the Corporation’s Restated Articles of Incorporation will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of PG&E Corporation common stock, (2) Pacific Gas and Electric Company becomes a stand-alone entity, as contemplated in the proposed Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State. The proposed amendment to the Corporation’s Bylaws will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares, and (2) the foregoing amendment to the Restated Articles of Incorporation becomes effective.

The Board of Directors of PG&E Corporation Unanimously Recommends a Vote FOR the Foregoing Amendments to the Articles of Incorporation and Bylaws of PG&E Corporation.

Item Nos. 5-9:
Pacific Gas and Electric Company Management Proposals

To Be Voted on by Pacific Gas and Electric Company Shareholders Only

       On September 20, 2001, PG&E Corporation and Pacific Gas and Electric Company jointly filed a proposed Plan of Reorganization in U.S. Bankruptcy Court that would enable Pacific Gas and Electric Company to pay all valid creditor claims in full and emerge from Chapter 11 bankruptcy proceedings. The proposed Plan reorganizes Pacific Gas and Electric Company and PG&E Corporation into two separate stand-alone companies no longer affiliated with one another. The common shares of the reorganized Pacific Gas and Electric Company will be distributed to PG&E Corporation shareholders (spin-off).

      All amendments to Pacific Gas and Electric Company’s Restated Articles of Incorporation and Bylaws proposed in Items Nos. 5 through 9 will only become effective once the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization. Appendix B of this Joint Proxy Statement sets forth the Company’s Restated Articles of Incorporation and Bylaws, as proposed to be amended in Items Nos. 5 through 9.

Item No. 5: Management Proposal Regarding a Proposed Amendment to Pacific Gas and Electric Company’s Articles of Incorporation to Establish a Classified Board of Directors

      Currently, the total number of directors constituting the Board of Directors of Pacific Gas and Electric Company is ten with each director serving a term of one year. As a consequence, shareholders must elect directors to fill the authorized positions at each annual meeting of shareholders.

      Pacific Gas and Electric Company proposes amending the Company’s Restated Articles of Incorporation to establish a classified board. If the authorized number of directors is nine or greater, the Board of Directors would be divided into three classes, with members of each class elected for staggered terms of three years. Each class would consist of one-third of the directors or as close an approximation as possible. If the authorized number of directors is reduced to between six and eight directors, the Board would be divided into two classes, with members of each class elected for staggered terms of two years.

      If the number of directors changes, the increase or decrease in the number of directors would be apportioned by the Board of Directors as provided for in the proposed amendment. In no event, however, may a decrease in the number of directors shorten the term of any incumbent director. Under California law, vacancies in the Board of Directors created by any resignation or death or by an increase in the size of the Board may be filled by the vote of the majority of the directors remaining in office.

      The establishment of a classified Board of Directors would help to ensure continuity and stability in the Board and in the policies adopted by the Board. Following establishment of a classified Board of Directors, only one-third of the directors would be subject to election each year (if the Board is divided into three classes) and, at any given time, two-thirds of the Board members would have had prior experience as directors of the Company. This would facilitate long-range planning and policy development, and promote the creation of long-term value for the Company’s shareholders.

      The proposed amendment may limit the ability of shareholders of the Company to change the composition of the Board of Directors by extending the time required to elect a majority of directors. Adoption of the proposed amendment also may make more difficult, or discourage, certain attempts to take over or acquire control of the Company, even where such action would be favorable to the Company’s shareholders or supported by a majority of shareholders. A principal intent of the proposal to establish a classified Board of Directors, however, is to encourage any person seeking to gain control of the Company to negotiate directly with the Board, thereby giving the Board added leverage in such negotiations to ensure the fairness of any such transaction to all shareholders.

      The proposed amendment to the Restated Articles of Incorporation of Pacific Gas and Electric Company is permitted under California law and the rules of the American Stock Exchange, the principal exchange upon which the Company’s preferred stock is listed and traded. The proposed amendment will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Foregoing Amendment to the Articles of Incorporation of Pacific Gas and Electric Company.

Item No. 6: Management Proposal Regarding Proposed Amendments to Pacific Gas and Electric Company’s Articles of Incorporation and Bylaws to Reduce the Authorized Range of Directors and Transfer the Provision That Establishes the Authorized Range of Directors from the Bylaws to the Articles of Incorporation

      Currently, the Company’s Bylaws provide that the authorized maximum and minimum number of directors shall be within the range of nine to seventeen. The current authorized number of directors to be elected at the 2002 annual meeting is ten.

      As part of the spin-off of Pacific Gas and Electric Company, the current members of PG&E Corporation’s and Pacific Gas and Electric Company’s Boards of Directors will be divided between the entities, such that no directors will serve as director of both entities. Each entity is expected to have five directors immediately following the spin-off. This number falls outside the range of directors currently authorized in the Bylaws.

      The proposed amendments would (1) reduce the authorized range of directors from a range of nine to seventeen directors to a range of five to nine directors, (2) transfer the provisions that establish the minimum and maximum authorized number of directors from the Company’s Bylaws to its Restated Articles of Incorporation, and (3) change the exact number of directors specified in the Bylaws to five and clarify the permissible methods for fixing the exact number of directors within the range established by the Articles of Incorporation.

      Under California law, the Restated Articles of Incorporation may only be amended by the approval of a majority of the Board of Directors and a majority of the outstanding shares. Specifying the authorized range of directors in the Restated Articles of Incorporation would effectively limit a substantial shareholder’s ability to increase the size of the Board of Directors for the purpose of appointing additional directors to gain control of the Company. However, consistent with the other proposed amendments to the Company’s Restated Articles of Incorporation and Bylaws, this proposed amendment is intended to encourage a takeover bidder to negotiate directly with the Board of Directors. This ensures the fair and equitable treatment of all shareholders.

      The proposed amendment to the Restated Articles of Incorporation of Pacific Gas and Electric Company is permitted under California law and the rules of the American Stock Exchange, the principal exchange upon which the Company’s preferred stock is listed and traded. The proposed amendment to the Company’s Articles of Incorporation will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State. The proposed amendment to the Company’s Bylaws will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares, and (2) the foregoing amendment to the Restated Articles of Incorporation becomes effective.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Foregoing Amendments to the Articles of Incorporation and Bylaws of Pacific Gas and Electric Company.

Item No. 7: Management Proposal Regarding a Proposed Amendment to Pacific Gas and Electric Company’s Articles of Incorporation and Bylaws to Transfer the Provision That Prohibits Cumulative Voting in the Election of Directors from the Bylaws to the Articles of Incorporation

      Currently, Pacific Gas and Electric Company’s Bylaws specify that no shareholder may cumulate his or her voting power in the election of directors. Under cumulative voting, the total number of votes that each shareholder may cast in an election for directors is determined by multiplying the number of directors to be elected by the number of votes to which the shareholder’s shares are entitled. Each shareholder may “cumulate” his or her votes by giving them all to one candidate, or may distribute his or her votes among as many candidates as the shareholder sees fit.

      The proposed amendments will transfer the provision that prohibits cumulative voting from the Company’s Bylaws to its Restated Articles of Incorporation. The Board of Directors believes that cumulative voting gives a disproportionate and unfair weight to votes cast by a minority shareholder or shareholders. By prohibiting cumulative voting, the Company ensures that all directors are elected or removed only by a majority vote of shareholders voting in the election.

      A company’s bylaws may be amended by the board of directors or by a majority of the outstanding shares if permitted by California law. Under California law, the articles of incorporation may be amended only upon approval by both the company’s board of directors and the shareholders. If the prohibition on cumulative voting is moved from the Bylaws to the Restated Articles of Incorporation, shareholders could not initiate cumulative voting unless they first obtained the concurrence and cooperation of the Board of Directors.

      The proposed amendment to the Restated Articles of Incorporation of Pacific Gas and Electric Company is permitted under California law and the rules of the American Stock Exchange, the principal exchange upon which the Company’s preferred stock is listed and traded. The proposed amendment to the Company’s Articles of Incorporation will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State. The proposed amendment to the Company’s Bylaws will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, and (2) the foregoing amendment to the Restated Articles of Incorporation becomes effective.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Foregoing Amendments to the Articles of Incorporation and Bylaws of Pacific Gas and Electric Company.

Item No. 8: Management Proposal Regarding a Proposed Amendment to Pacific Gas and Electric Company’s Articles of Incorporation to Include Constituency Provisions

      Pacific Gas and Electric Company proposes amending the Company’s Restated Articles of Incorporation to enumerate factors that the Board of Directors may consider in determining what is in the best interests of the Company and its shareholders when evaluating a business combination involving the Company. The proposed “constituency provision” would authorize the Board of Directors, when evaluating certain third-party business combination proposals or offers, to give due consideration to all factors it may consider relevant. Such factors could include, without limitation, (1) the adequacy of the consideration offered, (2) the financial and managerial resources and future prospects of the acquirer, and (3) the legal, economic, environmental, regulatory, and social effects of the proposed transaction on the Company’s and its subsidiaries’ employees, customers, suppliers, and other affected persons and entities, and on the communities and geographic areas in which the Company and its subsidiaries provide utility service or are located, and in particular, the effect on the Company’s and its subsidiaries’ ability to safely and reliably meet any public utility obligations at reasonable rates. Such a constituency provision is included in the Restated Articles of Incorporation of PG&E Corporation, the Company’s parent.

      When deciding whether to enter into a merger, a sale of all or substantially all of the assets of the Company, or other similar transaction, the principal consideration of a board of directors is the interests of shareholders. Under California law, it is not entirely clear how far a board may go in considering other factors in evaluating such transactions. Although the manner and extent to which a matter may affect shareholders is a vital element in any consideration of any business combination involving the Company, the impact upon other constituencies that necessarily influence the success of the Company (and hence benefit the shareholders) also is a legitimate factor to consider. The Board of Directors should be authorized to consider other constituencies in its determination of what is in the best interests of the Company and its shareholders.

      The constituency provision may make more difficult, or discourage, certain attempts to take over or acquire control of the Company, even where such action would be favorable to the Company’s shareholders or supported by a majority of shareholders. However, the provision would allow the Board of Directors to take into account the effects of a takeover proposal on a broad number of constituencies and to consider any potential adverse effect in determining whether to accept or reject the proposal.

      The proposed amendment to the Restated Articles of Incorporation of Pacific Gas and Electric Company is permitted under California law and the rules of the American Stock Exchange, the principal exchange upon which the Company’s preferred stock is listed and traded. The proposed amendment will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Foregoing Amendment to the Articles of Incorporation of Pacific Gas and Electric Company.

Item No. 9: Management Proposal Regarding a Proposed Amendment to Pacific Gas and Electric Company’s Articles of Incorporation to Require That Shareholder Action Be Taken at an Annual or Special Meeting

      Currently, California law provides that any action which may be taken at any annual or special meeting of Pacific Gas and Electric Company’s shareholders may be taken without a meeting and without prior notice, if a written consent setting forth such action is signed by shareholders having at least the minimum number of votes required by California law.

      Pacific Gas and Electric Company proposes amending the Company’s Restated Articles of Incorporation to require that all shareholder action be taken at a duly called annual meeting or special meeting of shareholders and that no action may be taken by the written consent of the shareholders. As currently provided in the Company’s Bylaws, a special meeting of shareholders may be called by the Secretary or an Assistant Secretary upon the written request of holders of not less than 10 percent of the votes entitled to be cast at that meeting.

      The proposed amendment would afford all shareholders an equal opportunity to participate in a meeting where shareholder action is proposed to be taken. The proposal also would prevent sudden shareholder action to remove the entire Board of Directors and would assist the Board in preserving its ability to negotiate directly with a potential acquirer on behalf of the Company’s shareholders, thus fostering the fair and equitable treatment of all shareholders. However, this also may make more difficult, or discourage, certain attempts to takeover or gain control of the Company, even where such action would be favorable to the Company’s shareholders or supported by a majority of shareholders.

      The proposed amendment to the Restated Articles of Incorporation of Pacific Gas and Electric Company is permitted under California law and the rules of the American Stock Exchange, the principal exchange upon which the Company’s preferred stock is listed and traded. The proposed amendment will not become effective until (1) it is approved by the affirmative vote of a majority of the outstanding shares of Pacific Gas and Electric Company voting stock, (2) the Company becomes a stand-alone entity, as contemplated in the Plan of Reorganization, and (3) a certificate of amendment is filed with the California Secretary of State.

The Board of Directors of Pacific Gas and Electric Company Unanimously Recommends a Vote FOR the Foregoing Amendment to the Articles of Incorporation of Pacific Gas and Electric Company.

Item Nos. 10-15:
PG&E Corporation Shareholder Proposals

To Be Voted on by PG&E Corporation Shareholders Only

Item No. 10: Shareholder Proposal Regarding Independent Directors

      Mr. Ray T. Chevedden, 5965 South Citrus Avenue, Los Angeles, California 90043, holder of 3,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“10 — INDEPENDENT DIRECTORS on KEY COMMITTEES

This topic won 45% approval at the PG&E 2000 shareholder meeting

                Resolved:

      INDEPENDENT DIRECTORS

PG&E Corporation shareholders request a bylaw be adopted that the board (and/or management, if applicable) nominate independent directors to key board committees to the fullest extent possible.
An independent director is a director whose only nontrivial professional, familial or financial connection to the company, its Chairman, CEO or any other executive officer is his or her directorship. Further information on this definition is under “Independent Director Definition” at the Council of Institutional Investors website, www.cii.org.
Institutional Investors own 47% of PG&E stock.

The key board committees are:

•	Audit
•	Nominating
•	Compensation

Also, request that any change on this proposal topic be put to shareholder vote — as a separate proposal and apply to successor companies.

Shareholder-friendly

The company could have been shareholder-friendly and allowed a shareholder vote on this topic in 2001. It only needed a small technical change in wording.

This topic won 45% approval at the PG&E 2000 shareholder meeting —
This 45% approval was 70% higher than the vote at the 1999 annual meeting.

These key oversight committees deserve heightened independence — free of Enron-type director links to PG&E. The following Directors profited directly or indirectly from their links to PG&E (Source — previous PG&E proxies):

1.	David Andrews

•	Mr. Andrew’s employer, the law firm of McCutchen, Doyle & Enersen, LLP, collected fees from PG&E.

2.	Dr. David Lawrence CEO of Kaiser Health Plan

•	Kaiser collected $23 million from PG&E.

3.	David Coulter CEO of BankAmerica Corp. until Oct. 1998

•	Bank of America collected $2.5 million from PG&E.

4.	Lee Cox Vice Chairman of AirTouch until 1997

•	AirTouch collected $1.5 Million from PG&E.

It is a disappointment that the new director, Mr. Andrews with the above Enron-type link to PG&E, was selected after the 45%-vote in favor of greater independence.

It is believed that greater accountability, through independent directors on key committees, could help avoid these events that we do not want repeated:

•	PG&E bankruptcy work may cost $400 million.
•	San Francisco voters deal a blow to PG&E.

•	Adopt a proposal to allow the city to set up a public power system to take over the San Francisco PG&E business.
•	Enron owes PG&E and other California utilities tens of millions.
•	A PG&E net loss of $3.4 billion in 2001
•	PG&E borrowed more than $6.8 billion
•	Total PG&E debt zoomed to $19 billion
•	PG&E strategy of blaming the state of California for the PG&E crises
•	Meanwhile, directors allow CEO to collect $7 million paycheck.

      For improved accountability:

INDEPENDENT DIRECTORS ON KEY COMMITTEES

YES ON 10”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes this proposal is unnecessary. The PG&E Corporation Audit Committee and Nominating and Compensation Committee are each composed entirely of independent directors as defined in the Corporation’s corporate governance guidelines. Independent directors are defined in the guidelines as directors who are neither (1) current nor former employees of, or consultants to, PG&E Corporation or its subsidiaries, nor (2) current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member. Further, another requirement of the guidelines specifies that 75 percent of the Board be composed of directors who are neither current nor former officers of PG&E Corporation or any of its subsidiaries. The Corporation is in compliance with this requirement.

      The PG&E Corporation Board of Directors believes that the composition of its Audit Committee and its Nominating and Compensation Committee, each consisting solely of independent directors, and the presence of a majority of independent directors on the Board pursuant to the Board’s corporate governance policies ensure independent oversight of management.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 11: Shareholder Proposal Regarding Poison Pills (Shareholder Rights Plan)

      Mr. Chris Rossi, P.O. Box 249, Boonville, California 95415, holder of 1,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“11 — SHAREHOLDER VOTE ON POISON PILLS

THIS PROPOSAL TOPIC WON 57% SHAREHOLDER APPROVAL
at 24 MAJOR COMPANIES in 2000

PG&E shareholders request a bylaw that our company not adopt a poison pill and shall redeem any existing pill unless it has first received affirmative support from shareholders.

Why require a shareholder vote to maintain a poison pill?

Poison pills:

1)	Adversely affect shareholder value.
2)	Injures shareholders by reducing management accountability.
3)	Are a major shift of shareholder rights from shareholders to management.

POWER AND ACCOUNTABILITY By Nell Minow and Robert Monks

4) The Council of Institutional Investors www.cii.org institutional investors whose assets exceed $1 Trillion (emphasizing the “T”), recommends poison pills be approved by shareholders.

5) Institutional investors own 47% of PG&E stock. Furthermore, institutional investors have a fiduciary duty to vote in the best interest of shareholders.

6) Some shareholders may look to institutional shareholders for leadership in evaluating the merits of shareholder proposals. Institutional shareholders have the fiduciary duty to make an independent analysis — plus the staff and resources to study the issues thoroughly from a shareholder-value perspective.

Greater Management Accountability

It is believed that shareholder vote on poison pills will improve PG&E/ Pacific Gas and Electric Company accountability while our utility subsidiary lingers in bankruptcy:

A) $17.5 million in bonuses given to top executives while our shattered utility navigates through bankruptcy.

B) Some of the fattest bonuses include the top 6 officers and 17 other senior managers — their salaries double.

C) $17.5 million in bonuses follow $50 million in bonuses handed to employees just days before our company filed bankruptcy on April 6, 2001.

To take one step

I believe that it is consistent with conventional wisdom that when many items are not the best practice — that making one change deserves attention. Specifically, at PG&E there were/are a number of allowed practices that institutional investors believe are not best practices, such as:

•	Five of the total of 9 directors have links to PG&E — a widely criticized practice of the high-flying bankrupt Enron.
•	The newest director, Mr. Andrews, has a link to PG&E — evidence of recent Enron-type practices.
•	Furthermore, Mr. Andrews for some reason was given a valued seat on the key audit committee which demands greater independence.
•	40% of the audit committee has links to PG&E.
•	75% of the compensation committee has links to PG&E.
•	75% of the nominating committee has links to PG&E.
•	The Council of Institutional Investors holds that the above 3 key committees be 100% independent.
•	Management recommended a 2001 management stock option plan that raised our total potential stock dilution to 12% — or 267% higher than the PG&E peer group average

SHAREHOLDER VOTE ON POISON PILLS

THIS PROPOSAL TOPIC WON 57% SHAREHOLDER APPROVAL
AT 24 MAJOR COMPANIES IN 2000
YES ON 11”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors adopted the Corporation’s Shareholder Rights Plan on December 15, 2000, in order to protect the Corporation’s shareholders in the event the Corporation is confronted with an inadequate offer or with coercive or unfair takeover tactics. Plans similar to the Corporation’s Shareholder Rights Plan have been adopted by more than 2,000 U.S. corporations, including about half of the Fortune 500 companies and an increasing number of publicly traded utilities. The Board considers the Shareholder Rights Plan to be invaluable in protecting the right of shareholders to realize the full value of their investment in the Corporation.

      The Shareholder Rights Plan is designed to safeguard shareholders from abusive tactics that have been used by certain bidders against other companies and that the Board of Directors believes are not in the best interest of the Corporation’s shareholders. These tactics may unfairly pressure shareholders, squeeze them out of their investment without giving them any real choice, and deprive them of the full value of their shares.

      These points were underscored in a 1997 study prepared by the nationally recognized proxy solicitation and investor relations firm, Georgeson & Company, Inc. This study concluded that companies with shareholder rights plans received higher premiums than companies without shareholder rights plans, and that the presence of a shareholder rights plan did not reduce the likelihood of takeovers.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 12: Shareholder Proposal Regarding Auditor Services

      The United Brotherhood of Carpenters on behalf of the Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, Massachusetts 01887, beneficial owner of 6,400 shares of PG&E Corporation common stock, has given notice of its intention to present the following proposal for action at the PG&E Corporation annual meeting:

“Auditor Services Proposal

Resolved, that the shareholders of PG&E Corporation (“Company”) request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U. S. Securities and Exchange Commission recently stated:

Independent auditors have an important public trust. Investors must be able to rely on issuers’ financial statements. It is the auditor’s opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor’s opinion and will be far less likely to invest in that public company’s securities. (Final Rule: Revision of the Commission’s Auditor Independence Requirements — “Auditor Independence Release” Exchange Act Release No. 43602, 11/21/00).

It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. The Auditor Independence Release identifies these growing business relationships that threaten auditor independence:

Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company’s most recent proxy statement indicated that for the year ended December 31, 2000, Deloitte & Touche LLP received $3,100,000 for audit services, while receiving $11,300,000 for non-audit services rendered.

We believe that this financial “web of business and financial relationships” may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company’s financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company’s auditing and financial reporting processes.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes in the importance of auditor independence. However, this proposal is too extreme because it would prohibit the Corporation from obtaining non-audit services from its independent auditor without regard to the nature of those services.

      Numerous safeguards and policies oversee non-audit relationships between PG&E Corporation and its independent auditor. In June 2000, the Corporation adopted a policy that only permits engaging the independent auditor for consulting services when they meet a set of specific criteria and gain approval from senior management. The Corporation’s Audit Committee must satisfy itself as to the independence of the independent auditor. The Audit Committee specifically reviews the formal written statement submitted by the independent auditor delineating all relationships between them and PG&E Corporation and its subsidiaries and affiliates, discusses with the independent auditor any disclosed relationships or services that may impact their objectivity and independence, and recommends to the Board any action the Audit Committee deems necessary to ensure the independence of the independent auditor.

      Pursuant to Securities and Exchange Commission (SEC) regulations, the independent auditor is prohibited from providing nine specific types of non-audit services, such as certain bookkeeping and financial information systems design and implementation services, which raise independence issues. The Corporation does not obtain these services from its independent auditor. The SEC specifically stated that it does not seek to discourage the development of non-audit services that do not raise independence issues. Instead, the rules were designed to restrict non-audit services only to the extent necessary to protect the integrity and independence of the audit function. In fact, certain services relating to financings, regulatory filings, and accounting consultations should be performed only by the Corporation’s independent auditor, even though those services do not fall within the SEC’s definition of audit fees for proxy disclosure purposes.

      The discretion to determine the best allocation of tasks among accounting and other firms is an essential component of the ability of the Board and the Audit Committee to discharge their responsibilities to the Corporation and its shareholders. We do not believe that the retention of this discretion undermines in any way the Corporation’s ability to monitor and ensure the independence of our independent auditor. Corporation officers and the Audit Committee continually monitor and evaluate the performance of the Corporation’s independent auditor in both its audit services and its non-audit services, the fees paid for all such services, and the compatibility of the non-audit services with the maintenance of the firm’s independence.

      The Board of Directors believes that the safeguards implemented by the Corporation protect the independence of the audit function and that preventing the independent auditor from performing any non-audit services would result in inefficiencies and increased costs to the Corporation without providing any additional protection.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 13: Shareholder Proposal Regarding the Board of Directors’ Role

      The Laborers’ District Council of Western Pennsylvania Pension Fund, 1109 Fifth Avenue, Pittsburgh, Pennsylvania 15219, beneficial owner of 4,700 shares of PG&E Corporation common stock, has given notice of its intention to present the following proposal for action at the PG&E Corporation annual meeting:

“Resolved, that the shareowners of PG&E Corporation (“Company”) hereby urge that the Board of Directors include in future proxy statements a description of the Board’s role in the development and monitoring of the Company’s long-term strategic plan. Specifically, the disclosure should include the following: (1) A description of the Company’s corporate strategy development process, including timelines; (2) an outline of the specific tasks performed by the Board in the strategy development and the compliance monitoring processes, and (3) a description of the mechanisms in place to ensure director access to pertinent information for informed director participation in the strategy development and monitoring processes.

Statement of Support: The development of a well-conceived corporate strategy is critical to the long-term success of a corporation. While senior management of our Company is primarily responsible for development of the Company’s strategic plans, in today’s fast-changing environment it is more important than ever that the Board engage actively and continuously in strategic planning and the ongoing assessment of business opportunities and risks. It is vitally important that the individual members of the Board, and the Board as an entity, participate directly and meaningfully in the development and continued assessment of our Company’s strategic plan.

A recent report by PricewaterhouseCoopers entitled “Corporate Governance and the Board — What Works Best” examined the issue of director involvement in corporate strategy development. The Corporate Governance Report found that chief executives consistently rank strategy as one of their top issues, while a poll of directors showed that board contributions to the strategic planning process are lacking. It states: “Indeed, it is the area most needing improvement. Effective boards play a critical role in the development process, by both ensuring a sound strategic planning process and scrutinizing the plan itself with the rigor required to determine whether it deserves endorsement.”

The Company’s proxy statement, and corporate proxy statements generally, provides biographical and professional background information on each director, indicating his or her compensation, term of office, and board committee responsibilities. While this information is helpful in assessing the general capabilities of individual directors, it provides shareholders no insight into how the directors, individually and as a team, participate in the critically important task of developing the Company’s operating strategy. And while there is no one best process for board involvement in the strategy development and monitoring processes, shareholder disclosure on the Board’s role in strategy development would provide shareholders information with which to better assess the performance of the board in formulating corporate strategy. Further, it would help to promote “best practices” in the area of meaningful board of director involvement in strategy development.

We urge your support for this important corporate governance reform.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors agrees that it plays a vital role in the development and monitoring of the Corporation’s long-term strategic plan. The Board supports providing shareholders with information as described in this proposal. Accordingly, the Corporation contacted the proponent to discuss how this information should be disclosed to shareholders. Specifically, we proposed that the proxy statement provided to shareholders each year in connection with the Corporation’s annual meeting include a description of the respective roles of the Corporation’s Finance Committee and Board of Directors in developing and monitoring the strategic plan for the Corporation and its subsidiaries. We were not able to reach agreement with the proponent as to our proposed disclosure.

      Although the Corporation’s proposed disclosure apparently does not meet all of the proponent’s requirements, the Corporation has added this disclosure to the Joint Proxy Statement in order to make this information available to all our shareholders. This information is presented in the discussion under “Information Regarding the Board of Directors of PG&E Corporation and Pacific Gas and Electric Company — Board Committees — Finance Committee” on pages 9-10 of the Joint Proxy Statement.

      The Corporation believes that its augmented discussion of the Board’s role in the development and monitoring of strategic planning provides the disclosure requested in this shareholder proposal and addresses the concerns raised by the proponent. Thus, we believe that no additional disclosure is necessary to provide shareholders with information enabling them to understand how the members of the Board participate in formulating corporate strategy.

      For this reason, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 14: Shareholder Proposal Regarding Radioactive Wastes

      Mr. Ron Rattner, 1998 Broadway Street, #1204, San Francisco, California 94109, beneficial owner of 1,975 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“RADIOACTIVE WASTES: RISK REDUCTION POLICY

Preliminary statement:

Pacific Gas and Electric Company’s production and storage of high level radioactive wastes at Diablo Canyon nuclear plant involves significant and possibly catastrophic risks to the public, to the environment, and to our company which must be mitigated.

National Security Risks:
Since the 9/11/01 tragedies we have been made aware of our vulnerability to terrorism and urgent need for increased vigilance. A terrorist attack on tons of high level radioactive wastes at Diablo Canyon could make the entire coast of California uninhabitable for generations. Nuclear Regulatory Commission anti-terrorist exercises conducted between 1991-2000 revealed potential vulnerability to “significant core damage” at nearly 50% of 68 nuclear plants tested. The exercises did not consider bombing or a direct hit by large aircraft. After 9/11 the NRC revealed that “nuclear power plants were not designated to withstand such crashes”.

Earthquake and Transportation Risks:

Diablo Canyon operations are continually creating substantial quantities of high level radioactive wastes in spent fuel pools on the earthquake-prone California Coast. During every day of unrestricted operation each Diablo Canyon reactor produces radioactive wastes equivalent to those of an Hiroshima bomb. No safe off-site storage place exists or will be available-if-ever-for over a decade. Even if storage outside California becomes feasible, shipment to a distant storage site on barges, trains and trucks would entail significantly increased risks of accidents or terrorism.

Fiscal Risks:
The Company’s financial prospects are already uncertain and clouded by its entanglement in complex and burdensome California federal bankruptcy proceedings. Share prices have sharply declined; dividends have been suspended; thousands of shareholders, pensioners and retirees have been hurt. Any loss from a catastrophic nuclear attack or accident could jeopardize corporate viability and remaining shareholder equity.

Public Policy Risks:
No corporate profit goal can justify profligate disregard of serious hazards to public and environmental health and safety. The recent “Erin Brockovich” film revealed to the shareholders and to the world an institutional disregard of human health and life, which is uncivilized and unacceptable. PG&E must avert moral bankruptcy by promoting the highest good as it pursues the bottom line.

Conclusion:
Fiscally and morally, PG&E has a compelling duty to mitigate risks arising from production and storage of high level radioactive wastes at Diablo Canyon Nuclear Plant.

Therefore, it is

RESOLVED
That shareholders request the Board of Directors forthwith adopt and implement a new policy and plan to reduce PG&E vulnerability to a catastrophic nuclear accident or terrorist attack at Diablo Canyon. Pursuant to such plan, production of high level radioactive wastes shall not exceed the current capacity of existing spent fuel pools, thereby averting untenable risks of possible off-site shipments or excessive on-site storage.”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      The Board of Directors believes this proposal is unnecessary. Pacific Gas and Electric Company’s Diablo Canyon Power Plant (Diablo Canyon) is in compliance with detailed regulations of the United States Nuclear Regulatory Commission (NRC), which has established comprehensive requirements including the monitoring and review of the safety, radiological, and environmental aspects of these facilities, the comprehensive and mandatory quality controls used in the operation of the plant, and the storage and disposal of spent nuclear fuel. These regulations also require that nuclear power plants take adequate measures to protect the public from the possibility of exposure to radioactive release caused by acts of sabotage.

      Pacific Gas and Electric Company has applied to the NRC for a license to construct and use “dry” steel and concrete storage containers for spent fuel storage after the existing spent fuel pools capacity is depleted. Pacific Gas and Electric Company will comply with NRC requirements regarding use of these containers, including requirements that the containers be designed to withstand earthquakes and other natural disasters. Currently there is no transportation of spent fuel to or from Diablo Canyon and no existing plans to commence such transportation in the future. However, any such transportation would be subject to a number of NRC procedures, specifications, and regulations designed to protect containers transporting used nuclear fuel from attack as well as accident.

      For these reasons, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Item No. 15: Shareholder Proposal Regarding Confidential Voting

      Mr. Simon Levine, 960 Shorepoint Court, No. 306, Alameda, California 94501, holder of 5,000 shares of PG&E Corporation common stock, has given notice of his intention to present the following proposal for action at the PG&E Corporation annual meeting:

“15 — FREE AND CONFIDENTIAL SHAREHOLDER VOTING

PG&E shareholders request that the Board of Directors take the steps necessary to adopt a policy of confidential voting at all meetings of company shareholders through a bylaw. This includes the following provisions:

1) The voting of all proxies, consents or authorizations will be secret. No such document shall be available for examination, nor shall the vote or identity of any shareholder be disclosed except to the extent necessary to meet the legal requirements, if any, of the Company’s state of incorporation.

2) The exception is in a proxy contest where each party is to have equal access to the above.

3) Independent election inspectors shall conduct the receipt, certification and tabulation of such votes.

Ensure the Integrity of PG&E Elections

With confidential shareholder voting the integrity of our company’s elections and shareholder votes can be better protected against potential abuse.

Implementing confidential voting can enhance shareholder value:

Shareholders would feel free to question or challenge management nominees and positions on specific ballot items if they are protected by a confidential ballot box. This is especially important for professional money managers whose business relationships can be jeopardized by their voting positions.

Fundamental to the American system

The confidential ballot is fundamental to the American system. This protection ensures that shareholders are not subjected to:

•	Actual
•	Perceived or
•	Potential coercive pressure.

Confidential voting bylaw

According to our company’s 2001 proxy statement confidential voting is apparently not formalized as a bylaw.

While there is no inference that PG&E management uses coercion, the existence of this possibility is sufficient to justify confidentiality. Major companies, such as Coca-Cola, Dow Chemical, Georgia-Pacific, Gillette, Kimberly Clark and Louisiana Pacific use confidential voting.

A survey of 56 institutional investors revealed that 75% said they consistently support confidential voting proposals. PG&E is 47% owned by institutional shareholders.

Institutional investor support of this topic is high-caliber support

This proposal topic won significant institutional support to pass at the 2001 annual meetings of other major companies. Institutional investor support is high-caliber support.

Institutional investor leadership

Some shareholders may look to institutional shareholders for leadership in evaluating the merits of shareholder proposals. Institutional shareholders have the fiduciary duty to encourage an independent analysis of the merits of shareholder proposals — plus the staff and resources to study the issues thoroughly from a shareholder-value perspective.

CONFIDENTIAL SHAREHOLDER VOTING

YES ON 15”

The Board of Directors of PG&E Corporation Recommends a Vote AGAINST This Proposal.

      PG&E Corporation adopted a formal confidential voting policy in 2000. It states that the vote of any shareholder will not be revealed to anyone other than a non-employee proxy tabulator or an independent inspector of election, except (1) as necessary to meet legal requirements, (2) in a dispute regarding authenticity of proxies and ballots, (3) in the event of a proxy contest, if the other party does not agree to comply with the confidential voting policy, and (4) where disclosure may be necessary for the Corporation to assert or defend claims.

      The Board of Directors believes that the introduction of the additional procedural element of a bylaw does not change the essential objective of the proposal, that of requiring confidential voting. This proposal is unnecessary since confidential voting has already been adopted by PG&E Corporation.

      For this reason, the PG&E Corporation Board of Directors unanimously recommends that shareholders vote AGAINST this proposal.

Executive Compensation

Nominating and Compensation Committee Report on Compensation

       The Nominating and Compensation Committee of the PG&E Corporation Board of Directors (Committee) is responsible for overseeing and establishing executive compensation policies for PG&E Corporation and its subsidiaries, including Pacific Gas and Electric Company. The Committee also oversees the PG&E Corporation Long-Term Incentive Program and other employee benefit plans.

      This report relates to the compensation paid to executive officers of PG&E Corporation and Pacific Gas and Electric Company during the fiscal year ended December 31, 2001. Compensation for the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company is approved by their respective Board of Directors based on the recommendation of the Committee, which is composed of independent non-employee directors. In establishing the 2001 compensation of the Chief Executive Officers of PG&E Corporation and Pacific Gas and Electric Company, each Board of Directors ratified the recommendations of the Committee. Compensation for all other PG&E Corporation and subsidiary officers is approved by the Committee, except that the Committee has delegated to the PG&E Corporation Chief Executive Officer the authority to approve compensation for certain officers of PG&E Corporation and its subsidiaries.

      The Committee established compensation programs for 2001 to meet four objectives:

•	To emphasize long-term incentives to further align shareholder and officers’ interests and focus employees on enhancing total return for the Corporation’s shareholders.

•	To attract, retain, and motivate employees with the necessary mix of skills and experience for the development of PG&E Corporation’s unregulated businesses, as well as the successful operation and expansion of its utility business.

•	To minimize short-term and long-term costs and reduce corporate exposure to longer-term financial risk.

•	To achieve maximum value from PG&E Corporation’s collective workforce by designing compensation programs that facilitate movement by employees among the Corporation and its subsidiaries.

      To meet its goal of paying compensation that is competitive with similar companies in 2001, the Committee selected a group consisting of 11 other major energy companies (comparator group). These companies were selected by the Committee because they are comparable to PG&E Corporation in size and because their approach to compensation emphasizes long-term incentives. All of the companies in the comparator group were included in the Standard & Poor’s 500 Stock Index.

      For 2001, the Committee established the following specific compensation targets for officers:

•	A significant component of every officer’s compensation should be tied directly to PG&E Corporation’s performance for shareholders.

•	Annual cash compensation (base salary and target annual incentive) and benefits should be equal to the average compensation paid to comparable officers of companies in the comparator group.

•	For targeted performance, long-term incentives should be equal to the 75th percentile compensation paid to comparable officers of companies in the comparator group.

      In evaluating compensation program alternatives, the Committee considers the potential impact on PG&E Corporation of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the five highest paid executive officers of public corporations, excluding “performance-based compensation.” Compensation programs generally will qualify as performance-based if (1) the performance targets are pre-established objective standards, (2) the programs have been approved by shareholders, and (3) there is no discretion to modify or alter payments after the performance targets have been established for the year.

      To the extent consistent with the Committee’s overall policy of maintaining a competitive, performance-based compensation program, it is PG&E Corporation’s intent to maintain the tax deductibility of the compensation which it pays. The Committee endeavors to maximize deductibility of compensation under Section 162(m) of the Internal Revenue Code to the extent practicable while maintaining competitive compensation. However, tax consequences, including but not limited to tax deductibility, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by executives regarding options and other rights) that are beyond the control of either the Committee or PG&E Corporation. In addition, the Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For all of the foregoing reasons, the Committee, while considering tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that will be deductible. The Committee will, of course, consider alternative forms of compensation, consistent with its compensation goals, that preserve deductibility. The principal components of executive compensation at PG&E Corporation and Pacific Gas and Electric Company are: base salary, short-term incentives, long-term incentives, retention mechanisms, and benefits. The considerations underlying each component are as follows.

Principal Components of Compensation

Base Salary

PG&E Corporation Base Salary

      PG&E Corporation’s executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

      In setting the 2001 salary levels for PG&E Corporation’s executive officers, the Committee’s objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

      Robert D. Glynn, Jr., Chief Executive Officer of PG&E Corporation, received an annual base salary of $900,000 in 2001. The salary level for Mr. Glynn is comparable to the average salary of chief executive officers of the 11 companies in the comparator group. The overall average of the base salaries received by all PG&E Corporation officers (including Mr. Glynn) for 2001 was comparable to the average salary paid to all officers of the comparator group.

Pacific Gas and Electric Company Base Salary

      Pacific Gas and Electric Company’s executive salaries are reviewed annually by the Committee based on (1) the results achieved by each individual, (2) expected corporate financial performance, measured by combined earnings per share, dividends, and stock price performance, and (3) changes in the average salaries paid to comparable executives by companies in the comparator group.

      In setting the 2001 salary levels for Pacific Gas and Electric Company’s executive officers, the Committee’s objective was that the overall average of the salaries paid to all officers as a group (including the Chief Executive Officer) should be approximately equal to the target competitive level.

      Gordon R. Smith, Chief Executive Officer of Pacific Gas and Electric Company, received an annual base salary of $630,000 in 2001. The salary level for Mr. Smith is comparable to the average salary of senior executives in comparable positions in the 11 companies in the comparator group. The overall average of the base salaries received by all Pacific Gas and Electric Company officers (including Mr. Smith) for 2001 was comparable to the average salary paid to all officers of the comparator group.

Short-Term Incentives

PG&E Corporation Annual Incentive

      The PG&E Corporation Short-Term Incentive Plan for 2001 was designed to provide annual incentives to all executive officers based largely on PG&E Corporation’s success in meeting the 2001 corporate operating earnings per share objective. This objective emphasizes the impact of on-going results of operations by eliminating the effect of extraordinary gains or losses. Annual incentives for executive officers with operating responsibility for the Corporation’s major lines of business, Pacific Gas and Electric Company and PG&E National Energy Group, are based on a combination of corporate operating earnings and the results of their line of business.

      At the beginning of the year, target awards are set based on each executive’s responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the corporate operating earnings per share objective is achieved. The Committee has discretion to modify or eliminate awards.

      In 2001, PG&E Corporation’s corporate operating earnings per share were $3.02. The majority of executive officers received Short-Term Incentive Plan awards equal to 131 percent of their total target awards.

Pacific Gas and Electric Company Annual Incentive

      The Pacific Gas and Electric Company Short-Term Incentive Plan for 2001 was designed to provide annual incentives to all executive officers based on meeting financial, service, and other measures of the company, as well as those of specific business units and departments.

      At the beginning of the year, target awards are set based on each executive’s responsibilities and salary level. Final awards are determined by the Committee and may range from zero to twice the target, depending on the extent to which the stated objectives are achieved. The Committee has discretion to modify or eliminate awards.

      In 2001, Pacific Gas and Electric Company executive officers received Short-Term Incentive Plan awards that ranged from 135 percent to 152 percent of their total target awards.

Stock Options in Lieu of Short-Term Incentive Plan Awards

      In 1998, to further increase the officers’ ability to align their individual economic interests with those of the Corporation and its shareholders, the Committee adopted a program whereby eligible officers could elect to convert up to 50 percent of the award they otherwise would be entitled to receive under their respective Short-Term Incentive Plan, and instead receive stock options under the PG&E Corporation Stock Option Plan described below.

Long-Term Incentives

      PG&E Corporation Long-Term Incentive Program. The PG&E Corporation Long-Term Incentive Program permits various stock-based incentive awards to be granted to executive officers and other employees of the Corporation and its subsidiaries. The Stock Option Plan and the Performance Unit Plan (each of which is a component of the Long-Term Incentive Program) provide incentives based on PG&E Corporation’s financial performance over time.

      PG&E Corporation Stock Option Plan. The Stock Option Plan provides incentives based on PG&E Corporation’s ability to sustain financial performance over a 3- to 10-year period. Under the Plan, officers, and other key employees of PG&E Corporation and its subsidiaries receive stock options based on their responsibilities and position. These options allow them to purchase a certain number of shares of PG&E Corporation common stock at the market price on the date of grant. Generally, optionees must hold the options for at least two full years and exercise them within 10 years. Options granted in lieu of Short-Term Incentive Plan awards, as discussed above, will be vested immediately, although the options may not be exercised for at least one year after the date of grant. PG&E Corporation does not re-price options once they have been granted.

      At the Committee’s discretion, stock options may be granted with tandem “stock appreciation rights” which have vesting periods and exercise guidelines that are similar to the options. These rights allow option-holders to surrender their options when they have vested and receive a cash payment equal to the difference between the exercise price and the current market price. No stock appreciation rights have been granted since 1991.

      Stock options also may be granted with or without tandem “dividend equivalents” which provide for credits to be made to a dividend equivalent account equal to the current common stock dividend multiplied by the recipient’s unexercised options. For options granted with dividend equivalents, option-holders are entitled to receive the amounts accumulated in their dividend equivalent account only when, and to the extent that, the underlying options or stock appreciation rights are exercised. If a stock appreciation right is exercised, the holder of the right receives the associated dividend equivalent only if the stock price has appreciated by at least 5 percent per year from the date of grant or by at least 25 percent if the options have been held for more than five years. In June 1997, the Committee adopted the policy that future stock option grants will not include dividend equivalents, and no such grants with dividend equivalents have been made since that time.

      The size of the stock option grants for each executive officer of PG&E Corporation and Pacific Gas and Electric Company in 2001 was determined by the Committee based on the Committee’s objectives of tying a substantial component of target total compensation directly to financial performance for shareholders and satisfying the Committee’s general targets and objectives for officer compensation programs. In making stock option grants, the size of each executive officer’s stock option grant was determined primarily based on the compensation objectives described above.

      PG&E Corporation Performance Unit Plan. The Performance Unit Plan provides incentives based on PG&E Corporation’s ability to sustain superior total returns for shareholders (dividends plus stock price appreciation) over a three-year period. Under the Plan, officers of PG&E Corporation and its subsidiaries receive performance units reflecting their level of responsibility. One-third of the units vest each year. At the end of each year, the number of vested performance units is increased or decreased based on PG&E Corporation’s three-year total return for shareholders (dividends plus stock price appreciation) as ranked against a group of comparator companies. Each officer receives an incentive payment equal to the final number of vested units multiplied by the average market price of PG&E Corporation common stock during the 30 calendar day period prior to the end of the year. Each time a cash dividend is declared on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient’s number of vested performance units for the year.

      In determining Performance Unit Plan results for units granted in 1999, PG&E Corporation’s performance is compared with that of the 49 other largest energy-based companies in the nation. Current year performance is weighted at 60 percent, the performance in the prior year at 25 percent, and the performance in the year before that at 15 percent. For units granted in 2000 and 2001, PG&E Corporation’s performance is compared with that of a group of 11 energy companies selected from the Dow Jones Utility Index and is based on a two-year cumulative total shareholder return rather than on a weighted annual total shareholder return. These changes to the methodology for determining results provide a better gauge of sustained multi-year performance and focus on performance relative to select industry peers.

      For the three years ended December 31, 2001, PG&E Corporation’s total shareholder return had a weighted average ranking of 32nd among the 50 largest energy-based companies in the nation. Based on these rankings, officers received awards for 2001 performance that were based on 58 percent of vested units granted in 1999. For the two years ended December 31, 2001, PG&E Corporation’s total shareholder return had a cumulative ranking of 10th among the 12 company comparator group. Based on these rankings, officers received no payments under the Plan for 2001 performance, based on vested units granted in 2000 and 2001.

      Executive Stock Ownership Program. Effective January 1, 1998, the Committee adopted the Executive Stock Ownership Program which contains certain stock ownership targets for executives to be achieved within five years after becoming an executive officer. The targets are set as a multiple of the executive’s base salary and vary according to the executive’s level of responsibility within the Corporation. The executive stock ownership targets are as follows: three times base salary for the Chief Executive Officer of PG&E Corporation; two times base salary for heads of the Corporation’s lines of business, the Chief Financial Officer, and the General Counsel of PG&E Corporation; and one and one-half times base salary for the Senior Vice Presidents of PG&E Corporation and the Senior Vice Presidents of Pacific Gas and Electric Company. To the extent an executive officer achieves and maintains the stock ownership targets within the first three years of becoming an executive officer, the executive officer will be entitled to receive additional common stock equivalents (called Special Incentive Stock Ownership Premiums or SISOPs) to be credited to the deferred compensation portion of his or her Supplemental Retirement Savings Plan account balance. The additional common stock equivalents vest three years after the date of grant, subject to accelerated vesting in accordance with the Officer Severance Policy and upon a change in control of the Corporation. The additional common stock equivalents are subject to forfeiture if the executive fails to maintain the applicable stock ownership target.

Retention Mechanisms

      In an effort to retain certain key personnel to ensure a continued workforce of experienced and knowledgeable employees in light of the energy crisis, bankruptcy proceedings, and the proposed Plan of Reorganization, PG&E Corporation and Pacific Gas and Electric Company implemented various retention mechanisms in 2001. The Management Retention Program provides key employees of PG&E Corporation and Pacific Gas and Electric Company with financial incentives to continue their employment through certain key dates. The Management Retention Program has been approved by the U.S. Bankruptcy Court for the Northern District of California (in which Pacific Gas and Electric Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code) and is supported by the Official Committee of Unsecured Creditors, which represents the unsecured creditors in the Company’s bankruptcy case. The Special Senior Executive

Retention Grants provide to certain senior executives an incentive award of phantom PG&E Corporation restricted stock units that, except in the event of a change in control, vest no earlier than December 31, 2003, depending on continued service.

Benefits

      Benefit plans are designed to meet the individual needs of PG&E Corporation and its subsidiaries and to permit portability of benefits among the Corporation and its subsidiaries. Tax-deferred savings arrangements provide employees with an opportunity to supplement their retirement income through employee and matching contributions by PG&E Corporation or one of its subsidiaries. PG&E Corporation also provides excess retirement benefits for its executive officers based on salary and incentive compensation.

      The defined contribution benefit plans of PG&E Corporation and its subsidiaries permit participants in those plans to direct the investment of their contributions into PG&E Corporation common stock, providing another opportunity for executive officers to increase their proprietary interest in PG&E Corporation. The PG&E Corporation Supplemental Retirement Savings Plan also permits the executives who participate in the plan to direct that the return on their deferred compensation be tied directly to the performance of PG&E Corporation common stock.

Summary

      We, the members of the Nominating and Compensation Committee of the Board of Directors of PG&E Corporation, believe that the compensation programs of PG&E Corporation and Pacific Gas and Electric Company are successful in attracting and retaining qualified employees and in tying compensation directly to performance for shareholders and service to customers. We will continue to monitor closely the effectiveness and appropriateness of each of the components of compensation to reflect changes in the business environment of PG&E Corporation and Pacific Gas and Electric Company.

March 13, 2002

Nominating and Compensation Committee of the Board of Directors of PG&E Corporation

Carl E. Reichardt, Chair

David A. Coulter
C. Lee Cox
David M. Lawrence, MD

Summary Compensation Table

       [This table summarizes the principal components of compensation paid to the Chief Executive Officers and the other most highly compensated executive officers of PG&E Corporation and Pacific Gas and Electric Company during the past year.]

	Annual Compensation				Long-Term Compensation

					Awards
				Other			Payouts
				Annual	Restricted	Securities		All Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and Principal		Salary	Bonus	sation	Award(s)	Options/SARs	Payouts	sation
Position	Year	($)	($)(1)	($)(2)	($)(3)	(# of Shares)	($)(4)	($)(5)
Robert D. Glynn, Jr.	2001	$900,000	$1,181,700	$4,817	$3,000,000	470,800	$74,588	$413,196
Chairman of the Board, Chief	2000	900,000	0	3,806	0	322,100	0	41,280
Executive Officer, and President of PG&E Corporation; Chairman of the Board of Pacific Gas and Electric Company	1999	800,000	1,224,000	23,181	0	300,000	176,204	36,780

Thomas G. Boren	2001	$690,000	$679,478	$81,297	$1,750,000	272,000	$44,757	$501,203
Executive Vice President of PG&E	2000	630,000	441,790	50,478	0	212,600	0	543,571
Corporation; President and Chief Executive Officer of PG&E National Energy Group	1999	250,000	318,750 (6)	29,262	0	150,000	33,900	735,615

Peter A. Darbee	2001	$455,000	$328,578	$4,817	$1,125,000	183,800	$26,105	$613,596
Senior Vice President and Chief	2000	415,000	0	3,806	0	147,200	0	441,500
Financial Officer of PG&E Corporation	1999	113,864	113,333	1,290	0	150,000	19,781	450,000

P. Chrisman Iribe	2001	$425,000	$306,914	$0	$1,125,000	186,400	$25,355	$57,846
Senior Vice President of PG&E	2000	400,000	300,000	0	0	122,700	0	40,000
Corporation; President and Chief Operating Officer, East Region, of PG&E National Energy Group	1999	350,000	330,750	5,456	0	106,500	44,214	48,672

Thomas B. King	2001	$425,000	$306,914	$0	$1,125,000	186,400	$41,020	$1,090,207
Senior Vice President of PG&E	2000	400,000	300,000	49,343	0	122,700	0	1,598,631
Corporation; President and Chief Operating Officer, West Region, of PG&E National Energy Group	1999	350,000	336,875	12,049	0	100,000	59,325	76,487

L. E. Maddox	2001	$425,000	$306,914	$249	$1,125,000	186,400	$30,670	$132,306
Senior Vice President of PG&E	2000	400,000	300,000	224,718	0	110,400	0	617,472
Corporation; President and Chief Operating Officer, Trading, of PG&E National Energy Group	1999	400,000	250,000	7,563	0	93,700	62,215	41,750

Gordon R. Smith	2001	$630,000	$664,808	$937	$1,750,000	272,000	$40,282	$241,302
Senior Vice President of PG&E	2000	630,000	0	820	0	212,600	0	28,960
Corporation; President and Chief Executive Officer of Pacific Gas and Electric Company	1999	550,000	460,075	10,054	0	122,500	74,436	25,360

Gregory M. Rueger	2001	$340,000	$257,550	$0	$625,000	79,400	$15,385	$129,145
Senior Vice President – Generation	2000	310,000	0	0	0	59,900	0	14,700
and Chief Nuclear Officer of Pacific Gas and Electric Company	1999	290,000	222,633	4,172	0	46,700	36,654	14,743

James K. Randolph	2001	$325,000	$218,725	$0	$625,000	72,600	$15,385	$123,028
Senior Vice President and Chief of	2000	305,000	0	0	0	59,900	0	13,725
Utility Operations of Pacific Gas and Electric Company	1999	290,000	221,850	4,172	0	46,700	36,654	13,050

Kent M. Harvey	2001	$285,000	$213,465	$0	$625,000	76,000	$15,385	$113,462
Senior Vice President, Chief	2000	260,000	0	0	0	59,900	0	11,700
Financial Officer, and Treasurer of Pacific Gas and Electric Company	1999	245,000	185,551	4,172	0	46,700	36,654	23,083

Roger J. Peters	2001	$285,000	$212,753	$0	$625,000	76,000	$15,385	$112,619
Senior Vice President and General	2000	260,000	0	0	0	59,900	0	11,700
Counsel of Pacific Gas and Electric Company	1999	245,000	180,920	3,852	0	46,700	31,002	11,469

Summary Compensation Table
Continued

(1)	Represents payments received or deferred in 2000, 2001, and 2002 for achievement of corporate and organizational objectives in 1999, 2000, and 2001, respectively, under the Short-Term Incentive Plan.

(2)	Amounts reported consist of (i) reportable officer benefit allowances, (ii) payments of related taxes, and (iii) dividend equivalent payments on performance units under the Performance Unit Plan.

(3)	In an effort to retain certain key personnel to ensure a continued workforce of experienced and knowledgeable employees in light of the energy crisis, bankruptcy proceedings, and the proposed Plan of Reorganization, PG&E Corporation and Pacific Gas and Electric Company implemented various retention mechanisms in 2001. The amounts shown for restricted stock awards information represent the grant date values (based on the closing market price of a share of PG&E Corporation common stock) of the following number of phantom restricted stock units awarded: Mr. Glynn 307,693, Mr. Boren 133,998, Mr. Darbee 115,385, Mr. Iribe 86,143, Mr. King 86,143, Mr. Maddox 86,143, Mr. Smith 179,488, Mr. Rueger 47,858, Mr. Randolph 47,858, Mr. Harvey 47,858, and Mr. Peters 47,858. At December 31, 2001, the value of these phantom restricted stock units (based on the closing market price of a share of PG&E Corporation common stock as of December 31, 2001 of $19.24) was as follows: Mr. Glynn $5,920,013, Mr. Boren $2,578,122, Mr. Darbee $2,220,007, Mr. Iribe $1,657,391, Mr. King $1,657,351, Mr. Maddox $1,657,391, Mr. Smith $3,453,349, Mr. Rueger $920,788, Mr. Randolph $920,788, Mr. Harvey $920,788, and Mr. Peters $920,788. Contingent on continued service, these phantom restricted stock units will automatically vest on December 31, 2004, subject to accelerated vesting if, as of December 31, 2003, the Corporation’s performance as measured by relative total shareholder return on a cumulative basis is at or above the 75th percentile of its comparator group. Eligible executives may elect to defer award payments under the PG&E Corporation Supplemental Retirement Savings Plan before vesting. Such deferrals will be made in PG&E Corporation phantom stock units on the first business day of January of the year following vesting. Awards not deferred will be paid in cash in January of the year following vesting.

(4)	Represents payments received or deferred in 2002, 2001, and 2000 for achievement of corporate performance objectives for the periods 1999 through 2001, 1998 through 2000, and 1997 through 1999, respectively, under the Performance Unit Plan.

(5)	Amounts reported for 2001 consist of: (i) contributions to defined contribution retirement plans (Mr. Glynn $10,125, Mr. Darbee $13,913, Mr. Iribe $17,000, Mr. King $17,000, Mr. Maddox $17,000, Mr. Smith $3,938, Mr. Rueger $7,650, Mr. Randolph $7,650, Mr. Harvey $7,650, and Mr. Peters $7,650), (ii) contributions received or deferred under excess benefit arrangements associated with defined contribution retirement plans (Mr. Glynn $30,375, Mr. Darbee $48,016, Mr. Iribe $40,846, Mr. King $40,846, Mr. Maddox $40,846, Mr. Smith $27,112, Mr. Rueger $7,650, Mr. Randolph $6,975, Mr. Harvey $5,175, and Mr. Peters $5,175), (iii) above-market interest on deferred compensation (Mr. Glynn $21,943, Mr. King $861, Mr. Maddox $453, Mr. Smith $252, Mr. Rueger $512, Mr. Randolph $70, Mr. Harvey $5,637, and Mr. Peters $294), (iv) relocation allowances and other one-time payments, including one-time payments made pursuant to employment arrangements and credited to deferred compensation accounts (Mr. Glynn $50,753, Mr. Boren $501,203, Mr. Darbee $400,000, Mr. King $1,031,500, Mr. Maddox $74,007, and Mr. Peters $4,500), and (v) amounts received pursuant to management retention programs (Mr. Glynn $300,000, Mr. Darbee $151,667, Mr. Smith $210,000, Mr. Randolph $108,333, Mr. Rueger $113,333, Mr. Harvey $95,000, and Mr. Peters $95,000).

(6)	This amount includes $31,875 that was used by Mr. Boren to purchase 11,718 stock options on March 1, 2000, under the Stock Option Purchase Program. These options have an exercise price of $19.8125 per share and expire on March 2, 2010.

Option/ SAR Grants in 2001

[This table summarizes the distribution and the terms and conditions of stock options granted to the executive officers named in the Summary Compensation Table during the past year.]

						Grant
Individual Grants						Date Value

	Number of		% of Total
	Securities		Options/SARs			Grant
	Underlying		Granted to	Exercise or		Date
	Options/SARs		Employees in	Base Price	Expiration	Present
	Granted (#)(1)(2)		2001(2)	($/Sh)(3)	Date(4)	Value ($)(5)
Name
Robert D. Glynn, Jr.	235,400		2.06%	$12.625	01-06-2011	$1,365,320
	235,400	(6)	2.06%	$16.010	08-16-2011	$1,414,754
Thomas G. Boren	136,000		1.19%	$12.625	01-06-2011	$788,800
	136,000	(6)	1.19%	$16.010	08-16-2011	$817,360
Peter A. Darbee	91,900		0.81%	$12.625	01-06-2011	$533,020
	91,900	(6)	0.81%	$16.010	08-16-2011	$552,319
P. Chrisman Iribe	93,200		0.82%	$12.625	01-06-2011	$540,560
	93,200	(6)	0.82%	$16.010	08-16-2011	$560,132
Thomas B. King	93,200		0.82%	$12.625	01-06-2011	$540,560
	93,200	(6)	0.82%	$16.010	08-16-2011	$560,132
L. E. Maddox	93,200		0.82%	$12.625	01-06-2011	$540,560
	93,200	(6)	0.82%	$16.010	08-16-2011	$560,132
Gordon R. Smith	136,000		1.19%	$12.625	01-06-2011	$788,800
	136,000	(6)	1.19%	$16.010	08-16-2011	$817,360
Gregory M. Rueger	39,700		0.35%	$12.625	01-06-2011	$230,260
	39,700	(6)	0.35%	$16.010	08-16-2011	$238,597
James K. Randolph	36,300		0.32%	$12.625	01-06-2011	$210,540
	36,300	(6)	0.32%	$16.010	08-16-2011	$218,163
Kent M. Harvey	38,000		0.33%	$12.625	01-06-2011	$220,400
	38,000	(6)	0.33%	$16.010	08-16-2011	$228,380
Roger J. Peters	38,000		0.33%	$12.625	01-06-2011	$220,400
	38,000	(6)	0.33%	$16.010	08-16-2011	$228,380

(1)	All options granted to executive officers in 2001 are exercisable as follows: one-third of the options may be exercised on or after the second anniversary of the date of grant, two-thirds on or after the third anniversary, and 100 percent on or after the fourth anniversary, provided that options will vest immediately upon the occurrence of certain events. No options were accompanied by tandem dividend equivalents.

(2)	No stock appreciation rights (SARs) have been granted since 1991.

(3)	The exercise price is equal to the closing price of PG&E Corporation common stock on the date of grant.

(4)	All options granted to executive officers in 2001 expire ten years and one day from the date of grant, subject to earlier expiration in the event of the officer’s termination of employment with PG&E Corporation, Pacific Gas and Electric Company, or one of their respective subsidiaries.

(5)	Estimated present values are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the expected volatility and dividend rate of the stock, interest rates, and time of exercise of the option. The following assumptions were used in applying the Black-Scholes Model to the 2001 option grants shown in the table above: volatility of 29.05 percent for the January 5, 2001 grant and 33.0 percent for the August 15, 2001 grant, risk-free rate of return of 5.95 percent for the January 5, 2001 grant and 5.24 percent for the August 15, 2001 grant, dividend yield of $1.20 for the January 5, 2001 grant and $0.00 for the August 15, 2001 grant (the annual dividend rate on the grant date), and an exercise date five years after the date of grant. The ultimate value of the options will depend on the future market price of PG&E Corporation common stock, which cannot be forecast with reasonable accuracy. That value will depend on the future success achieved by employees for the benefit of all shareholders. The estimated grant date present value for the options shown in the table was $5.80 per share for the January 5, 2001 grant and $6.01 per share for the August 15, 2001 grant.

(6)	Stock option grants that would normally be made in January 2002 were made in August 2001, using the guidelines approved by the Nominating and Compensation Committee for 2001 grants. In most cases, the accelerated 2002 grant represents the same grant as an officer’s 2001 grant. It is expected that the next broad-based annual grant will not be made until January 2003, approximately 16 months after the accelerated grant.

Aggregated Option/ SAR Exercises in 2001 and Year-End Option/ SAR Values

[This table summarizes exercises of stock options and tandem stock appreciation rights (granted in prior years) by the executive officers named in the Summary Compensation Table during the past year, as well as the number and value of all unexercised options held by such named executive officers at the end of 2001.]

				Value of
			Number of Securities	Unexercised
			Underlying Unexercised	In-the-Money
			Options/SARs at	Options/SARs at
	Shares Acquired		End of 2001 (#)	End of 2001(1)
	on Exercise	Value Realized	(Exercisable/	(Exercisable/
Name	(#)	($)	Unexercisable)	Unexercisable)
Robert D. Glynn, Jr.(2)	7,500	$(99,883)	720,991/1,071,233	$0/$2,317,513
Thomas G. Boren	0	0	61,718/584,600	0/1,338,920
Peter A. Darbee	0	0	50,000/431,000	0/904,755
P. Chrisman Iribe	0	0	114,234/396,966	0/917,554
Thomas B. King	0	0	66,668/392,432	0/917,554
L. E. Maddox	0	0	213,035/390,165	0/917,554
Gordon R. Smith(2)	5,000	(64,971)	294,601/608,399	0/1,338,920
Gregory M. Rueger	0	0	110,633/187,299	0/390,846
James K. Randolph(2)	4,500	(60,412)	86,134/180,499	0/357,373
Kent M. Harvey	0	0	69,801/183,899	0/374,110
Roger J. Peters(2)	2,000	(26,070)	74,301/183,899	0/374,110

(1)	Based on the difference between the option exercise price (without reduction for the amount of accrued dividend equivalents, if any) and a fair market value of $19.24, which was the closing price of PG&E Corporation common stock on December 31, 2001.

(2)	The options exercised would have expired on January 3, 2002. After accounting for accrued dividend equivalents, Mr. Glynn realized $6,092, Mr. Smith realized $5,679, Mr. Randolph realized $3,173, and Mr. Peters realized $2,190.

Long-Term Incentive Program — Awards in 2001

[This table summarizes the long-term incentive awards made to the executive officers named in the Summary Compensation Table during the past year.]

Estimated Future Payouts Under
	Awards		Non-Stock Price-Based Plans

Performance or
Other Period
	Number of Shares,	Until Maturation	Threshold	Target	Maximum
Name	Units, or Other Rights	or Payout	($ or #)(1)	($ or #)(1)	($ or #)(1)
Robert D. Glynn, Jr.	36,500(2) 3,782(3) 307,692(4)	3 years 3 years variable(4)	0 units	36,500 units	73,000 units
Thomas G. Boren	17,425(2) 4,125(3) 133,997(4)	3 years 3 years variable(4)	0 units	17,425 units	34,850 units
Peter A. Darbee	12,875(2) 115,385(4)	3 years variable(4)	0 units	12,875 units	25,750 units
P. Chrisman Iribe	10,125(2) 1,661(3) 86,142(4)	3 years 3 years variable(4)	0 units	10,125 units	20,250 units
Thomas B. King	10,125(2) 8,062(3) 86,142(4)	3 years 3 years variable(4)	0 units	10,125 units	20,250 units
L. E. Maddox	10,125(2) 295(3) 86,142(4)	3 years 3 years variable(4)	0 units	10,125 units	20,250 units
Gordon R. Smith	17,425(2) 2,298(3) 179,487(4)	3 years 3 years variable(4)	0 units	17,425 units	34,850 units
Gregory M. Rueger	5,450(2) 47,857(4)	3 years variable(4)	0 units	5,450 units	10,900 units
James K. Randolph	5,125(2) 47,857(4)	3 years variable(4)	0 units	5,125 units	10,250 units
Kent M. Harvey	5,125(2) 47,857(4)	3 years variable(4)	0 units	5,125 units	10,250 units
Roger J. Peters	5,125(2) 47,857(4)	3 years variable(4)	0 units	5,125 units	10,250 units

(1)	For units granted pursuant to the Performance Unit Plan, payments are determined by multiplying the number of units earned in a given year by the average market price of PG&E Corporation common stock for the 30 calendar day period prior to the end of the year. For grants of phantom restricted stock units, payments will be determined by multiplying the number of units by the closing market price of PG&E Corporation common stock on the date of vesting.

(2)	Represents performance units granted under the Performance Unit Plan. The units vest one-third in each of the three years following the grant year, and are earned over the vesting period based on PG&E Corporation’s three-year cumulative total shareholder return (dividends plus stock price appreciation) as compared with that achieved by the 11 other companies in the comparator group. This performance target may be adjusted during the vesting period, at the sole discretion of the Nominating and Compensation Committee, to reflect extraordinary events beyond management’s control. Each time a cash dividend is paid on PG&E Corporation common stock, an amount equal to the cash dividend per share multiplied by the number of units held by a recipient will be accrued on behalf of the recipient and, at the end of the year, the amount of accrued dividend equivalents will be increased or decreased by the same percentage used to increase or decrease the recipient’s number of vested performance units for the year.

(3)	Represents common stock equivalents called Special Incentive Stock Ownership Premiums (SISOPs) earned under the Executive Stock Ownership Program. SISOPs are earned by eligible officers who achieve and maintain minimum PG&E Corporation common stock ownership levels as set by the Nominating and Compensation Committee. All of the officers named in the Summary Compensation Table on pages 37-38, are eligible officers. Each SISOP represents a share of PG&E Corporation common stock that vests at the end of three years. Units can be forfeited prior to vesting if an eligible officer fails to maintain his or her minimum stock ownership level. Upon retirement or termination, vested SISOPs are distributed in the form of an equivalent number of shares of PG&E Corporation common stock.

(4)	Represents phantom restricted stock units awarded to the named executive. These units vest on December 31, 2004, only if the Corporation’s performance, as measured by relative total shareholder return on a cumulative basis over four years, is at or above the 55th percentile of its comparator group and the executive is in service. However, if at the end of the third year of the grant, December 31, 2003, the Corporation’s performance as measured by relative total shareholder return on a cumulative basis is at or above the 75th percentile of its comparator group, the units will vest at that time. Eligible executives may elect to defer award payments under the PG&E Corporation Supplemental Retirement Savings Plan before vesting. Such deferrals will be made in PG&E Corporation phantom stock units on the first business day of January of the year following vesting. Awards not deferred will be paid in cash in January of the year following vesting.

Retirement Benefits

      PG&E Corporation and Pacific Gas and Electric Company provide retirement benefits to some of the executive officers named in the Summary Compensation Table on pages 37-38. The benefit formula for eligible executive officers is 1.7 percent of the average of the three highest combined salary and annual incentive awards during the last ten years of service multiplied by years of credited service. During 2001, a significant portion of the unfunded corporate retirement obligations of PG&E Corporation was reduced as a result of tax law changes increasing the annual pension benefit which can be paid from a tax-qualified pension plan and an amendment to the Retirement Plan. As of December 31, 2001, the estimated annual retirement benefits (assuming credited service to age 65) for the most highly compensated executive officers were as follows: Mr. Glynn $646,886, Mr. Boren $374,935, Mr. Smith $651,912, Mr. Rueger $344,522, Mr. Randolph $308,836, Mr. Harvey $283,782, and Mr. Peters $264,314. The estimated annual retirement benefits are single life annuity benefits and would not be subject to any Social Security offsets.

Employment Contracts/Arrangements

      Thomas G. Boren’s employment letter entitles him to receive salary, other cash and equity awards as described elsewhere in this proxy statement, and other standard employee benefits. Mr. Boren’s participation in the supplemental defined benefit executive retirement plan includes recognition of credited years with his former employer, Southern Company, although benefits will be reduced by benefits payable from Southern Company’s plan, excluding special enhancements payable as part of his separation from Southern Company. Under his employment letter, Mr. Boren was entitled to receive $1,000,000 in three annual installments, upon satisfaction of annual general business goals. Mr. Boren’s last installment was payable December 31, 2001, upon satisfaction of the 2001 business goals. Mr. Boren also is eligible to receive a mortgage subsidy equal to $26,667 per $100,000 of loan value, limited to a loan amount of $1,500,000, through July 2004, with a maximum subsidy of $400,000 ($80,000 per year). Mr. Boren also will be compensated for the loss of mortgage tax deduction in excess of the $1,000,000 maximum allowed by law, up to the stated maximum mortgage loan amount of $1,500,000.

      Thomas B. King’s employment letter entitles him to receive salary, other cash and equity awards as described elsewhere in this proxy statement, and other standard employee benefits. In connection with his relocation to Bethesda, Maryland, at the request of PG&E Corporation, Mr. King received a one-time payment of $150,000, net of taxes, and a one-time taxable payment of $75,000. If Mr. King resigns from his position prior to December 31, 2004 (and is not then an employee of PG&E Corporation or its affiliates), he will be required to repay the gross amount of such payments. Mr. King also received (1) a moving allowance equal to one month’s pay, (2) reimbursement for travel expenses incurred in finding a principal residence in the Bethesda area, and for the reasonable cost of temporary housing, (3) reimbursement of closing costs incurred in the sale of his prior residence and the purchase of a new residence, (4) indemnification for loss suffered on the sale of his prior residence, and (5) reimbursement of certain losses and expenses incurred in placing his children in comparable schools in the Bethesda area. Mr. King also is entitled to receive a mortgage subsidy of $3,500 per month, payable for four years, commencing with the first mortgage payment for his new residence. If Mr. King resigns from employment with PG&E Corporation or one of its subsidiaries or affiliates before December 31, 2004, he will be required to repay all amounts provided under the temporary mortgage subsidy.

      L. E. Maddox’s employment letter entitles him to receive salary, other cash and equity awards described elsewhere in this proxy statement, and other standard employee benefits. In connection with his relocation to Bethesda, Maryland, at the request of PG&E Corporation, Mr. Maddox received a one-time payment of $250,000, net of taxes, and a one-time taxable payment of $75,000. If Mr. Maddox resigns from his position before December 31, 2004 (and is not then an employee of PG&E Corporation or its affiliates), he will be required to repay the gross amount of such payments. Mr. Maddox also received (1) a moving allowance equal to one month’s pay, (2) reimbursement for travel expenses incurred in finding a principal residence in the Bethesda area, and for the reasonable cost of temporary housing, (3) reimbursement of closing costs incurred in the sale of his prior residence and the purchase of a new residence, (4) indemnification for loss suffered on the sale of his prior residence, and (5) reimbursement of certain losses and expenses incurred in placing his children in comparable schools in the Bethesda area. Mr. Maddox also is entitled to receive a mortgage subsidy of $3,500 per month, payable for four years, commencing with the first mortgage payment for his new residence. If Mr. Maddox resigns from employment with PG&E Corporation or one of its subsidiaries or affiliates before December 31, 2004, he will be required to repay all amounts provided under the temporary mortgage subsidy.

Termination of Employment and Change in Control Provisions

      The PG&E Corporation Officer Severance Policy, which covers most officers of PG&E Corporation and its subsidiaries, including the executive officers named in the Summary Compensation Table, provides benefits if a covered officer is terminated without cause. In most situations, benefits under the policy include (1) a lump sum payment of one and one-half or two times annual base salary and target Short-Term Incentive Plan award (the applicable severance multiple being dependent on an officer’s level), (2) continued vesting of equity-based awards for 18 months or two years after termination (depending on the applicable severance multiple), (3) accelerated vesting of up to two-thirds of the common stock equivalents awarded under the Executive Stock Ownership Program (depending on an officer’s level), and (4) payment of health care insurance premiums for 18 months or two years after termination (depending on the applicable severance multiple). In lieu of all or a portion of the lump sum payment, a terminated officer who is covered by PG&E Corporation’s Supplemental Executive Retirement Plan can elect additional years of service and/or age for purposes of calculating pension benefits. Effective July 21, 1999, the policy was amended to provide covered officers with alternative benefits that apply upon actual or constructive termination following a change in control or potential change in control. According to the policy, a “change in control” occurs upon (1) the acquisition of 20 percent or more of the Corporation’s outstanding voting securities by a single entity or person, (2) a change in the directors who constitute a majority of the Board of Directors over a two-year period, unless the new directors were nominated by at least two-thirds of the Board of Directors who were directors at the beginning of the two-year period, or (3) shareholder approval of certain corporate transactions. Constructive termination includes certain changes to a covered officer’s responsibilities. In the event of a change in control or potential change in control, the policy provides for a lump sum payment of the total of (1) unpaid base salary earned through the termination date, (2) target Short-Term Incentive Plan award calculated for the fiscal year in which termination occurs (Target Bonus), (3) any accrued but unpaid vacation pay, and (4) three times the sum of Target Bonus and the officer’s annual base salary in effect immediately before either the date of termination or the change in control, whichever base salary is greater. Change in control termination benefits also include reimbursement of excise taxes levied upon the severance benefit pursuant to Internal Revenue Code Section 4999.

      The Long-Term Incentive Program (LTIP) permits the grant of various types of stock-based incentive awards, including awards granted under the Stock Option Plan, the Performance Unit Plan, and the Non-Employee Director Stock Incentive Plan. The LTIP and the component plans provide that, upon the occurrence of a change in control, (1) any time periods relating to the exercise or realization of any incentive award (including common stock equivalents awarded under the Executive Stock Ownership Program) will be accelerated so that such award may be exercised or realized in full immediately upon the change in control, (2) all shares of restricted stock will immediately cease to be forfeitable, and (3) all conditions relating to the realization of any stock-based award will terminate immediately. Under the LTIP, a “change in control” will be deemed to have occurred if any of the following occurs: (1) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, but excluding any benefit plan for employees or any trustee, agent, or other fiduciary for any such plan acting in such person’s capacity as such fiduciary), directly or indirectly, becomes the beneficial owner of securities of PG&E Corporation representing 20 percent or more of the combined voting power of PG&E Corporation’s then outstanding securities, (2) during any two consecutive years, individuals who at the beginning of such a period constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors, unless the election, or the nomination for election by the shareholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (3) the shareholders of the Corporation shall have approved (i) any consolidation or merger of the Corporation other than a merger or consolidation that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent of such surviving entity) at least 70 percent of the combined voting power of the Corporation, such surviving entity, or the parent of such surviving entity outstanding immediately after the merger or consolidation, (ii) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Corporation, or (iii) any plan or proposal for the liquidation or dissolution of the Corporation. For purposes of this definition, the term “combined voting power” means the combined voting power of the then outstanding voting securities of the Corporation or the other relevant entity.

      The Special Senior Executive Retention Grants provide certain senior executive officers with phantom restricted stock units that fully vest upon a change in control. For these purposes, “change in control” has the same definition as under the LTIP. The Special Senior Executive Retention Grants are described in more detail in the Nominating and Compensation Committee Report on Compensation on pages 35-36, in footnote 3 of the Summary Compensation Table on page 38, and in footnote 4 of the Long-Term Incentive Program — Awards in 2001 Table on page 43.

Comparison of Five-Year Cumulative Total Shareholder Return(1)

[This graph compares the cumulative total return on PG&E Corporation common stock (equal to dividends plus stock price appreciation) during the past five fiscal years with that of the Standard & Poor’s 500 Stock Index and the Dow Jones Utilities Index.]

(PERFORMANCE GRAPH)

		Dow Jones Utilities	Standard & Poor’s 500
	PG&E Corporation	Index (DJUI)	Stock Index (S&P)

1996	100	100	100
1997	152	123	133
1998	164	146	171
1999	111	138	208
2000	114	208	189
2001	110	154	166

(1)	Assumes $100 invested on December 31, 1996, in Pacific Gas and Electric Company common stock, the Standard & Poor’s 500 Stock Index, and the Dow Jones Utilities Index, and assumes quarterly reinvestment of dividends. The total shareholder returns shown are not necessarily indicative of future returns. PG&E Corporation was formed on January 1, 1997, and, on that date, all outstanding shares of Pacific Gas and Electric Company common stock were converted on a one-for-one basis to shares of PG&E Corporation common stock.

Report of the Audit Committees

       The Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are composed of at least three independent directors and operate under written charters adopted by their respective Board of Directors. The members of the Audit Committees of PG&E Corporation and Pacific Gas and Electric Company are identical. At both PG&E Corporation and Pacific Gas and Electric Company, management is responsible for internal controls and the integrity of the financial reporting process.

      In this regard, management has represented to the Audit Committees that PG&E Corporation’s and Pacific Gas and Electric Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. In addition, the Committees reviewed and discussed these consolidated financial statements with management and the independent auditors. The Committees also reviewed with the independent auditors matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Deloitte and Touche LLP was the independent auditor for PG&E Corporation and Pacific Gas and Electric Company in 2001. The Corporation’s independent auditors provided to the Committees the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committees discussed with the independent auditors that firm’s independence. In addition, the Committees have reviewed non-audit fees that PG&E Corporation, Pacific Gas and Electric Company, and their respective subsidiaries have paid to the independent auditors, including amounts for information technology services, for purposes of considering whether such fees are compatible with maintaining the auditor’s independence.

      Based on the Committees’ reviews and discussions with management and the independent auditors, the Committees recommended to the Boards of Directors that the audited consolidated financial statements for PG&E Corporation and Pacific Gas and Electric Company be included in the PG&E Corporation and Pacific Gas and Electric Company Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

March 13, 2002

Audit Committees of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company

C. Lee Cox, Chair

David R. Andrews
William S. Davila
Mary S. Metz
Barry Lawson Williams

Other Information

Principal Shareholders

      The following table presents certain information regarding shareholders who are known to PG&E Corporation or Pacific Gas and Electric Company to be the beneficial owners of more than 5 percent of any class of voting securities of PG&E Corporation or Pacific Gas and Electric Company as of January 31, 2002:

	Name and Address of	Amount and Nature of	Percent
Class of Stock	Beneficial Owner	Beneficial Ownership	of Class
Pacific Gas and Electric Company stock(1)	PG&E Corporation(2) P.O. Box 193722 San Francisco, CA 94119-3722	326,926,667	94.99%

PG&E Corporation common stock	State Street Bank and Trust Company (3) 225 Franklin Street Boston, MA 02110	29,993,967	8.24%

(1)	Pacific Gas and Electric Company’s common stock and preferred stock vote together as a single class and each share is entitled to one vote.

(2)	As a result of the formation of the holding company on January 1, 1997, PG&E Corporation became the holder of all issued and outstanding shares of Pacific Gas and Electric Company common stock. As of January 31, 2002, PG&E Corporation and a subsidiary held 100 percent of the issued and outstanding shares of Pacific Gas and Electric Company common stock. As of January 31, 2002, neither PG&E Corporation nor any of its subsidiaries held shares of Pacific Gas and Electric Company preferred stock.

(3)	The information relating to State Street Bank and Trust Company is based on beneficial ownership as of December 31, 2001, as reported in a Schedule 13G, dated February 7, 2002, filed with the Securities and Exchange Commission. The bank held 21,913,107 shares in its capacity as Trustee of the Pacific Gas and Electric Company Saving Fund Plan. The Trustee may not vote these shares in the absence of voting instructions from the Plan participants. The bank also held 8,080,860 shares of PG&E Corporation common stock in various other fiduciary capacities. The bank has sole voting power with respect to 6,984,692 of these shares, shared voting power with respect to 108,505 of these shares, sole investment power with respect to 8,064,225 of these shares, and shared investment power with respect to 16,635 of these shares.

Section 16 Beneficial Ownership Reporting Compliance

      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and Securities and Exchange Commission regulations, PG&E Corporation’s and Pacific Gas and Electric Company’s respective directors, certain officers, and persons who own greater than 10 percent of PG&E Corporation’s or Pacific Gas and Electric Company’s equity securities are required to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and the principal national securities exchange on which such equity securities are registered, and to furnish PG&E Corporation or Pacific Gas and Electric Company (as the case may be) with copies of all such reports they file.

      Based solely on its review of copies of such reports received or written representations from certain reporting persons, PG&E Corporation and Pacific Gas and Electric Company believe that during 2001 all filing requirements applicable to their directors, officers, and 10 percent shareholders were satisfied, except that an Initial Statement of Beneficial Ownership was filed late for Daniel D. Richard, Jr., who became subject to such filing requirements with respect to PG&E Corporation in December 2000.

By Order of the Boards of Directors of
PG&E Corporation and Pacific Gas and Electric Company,

Linda Y.H. Cheng
Corporate Secretary,
PG&E Corporation and
Pacific Gas and Electric Company

________________________________________________________________________________
Appendix A

Restated Articles of Incorporation

of PG&E Corporation

Articles Third and Eighth

(As Proposed to Be Amended)

THIRD:

      I.     The Board of Directors of the Corporation shall consist of such number of directors, not less than five (5) nor more than nine (9), as shall be prescribed in the Bylaws.

EIGHTH:

      The directors of the Corporation, when evaluating any proposal or offer which would involve (i) a merger or consolidation of the Corporation or any of its subsidiaries with another corporation, (ii) a sale of all or substantially all of the assets of the Corporation or any of its subsidiaries, (iii) a tender offer or exchange offer for any capital stock of the Corporation or any of its subsidiaries, or (iv) any similar transaction, shall give due consideration to all factors they may consider relevant. Such factors may include, without limitation, (a) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the Corporation’s outstanding securities, but also the current value of the Corporation in a freely negotiated transaction with other potential acquirers and the Board’s estimate of the Corporation’s future value (including the unrealized value of its properties, assets and prospects) as an independent going concern, (b) the financial and managerial resources and future prospects of the acquirer, and (c) the legal, economic, environmental, regulatory and social effects of the proposed transaction on the Corporation’s and its subsidiaries’ employees, customers, suppliers and other affected persons and entities and on the communities and geographic areas in which the Corporation and its subsidiaries operate, provide utility service or are located, and in particular, the effect on the Corporation’s and its subsidiaries’ ability to safely and reliably meet any public utility obligations they may have at reasonable rates.

Bylaws

of PG&E Corporation

Article II

(As Proposed to Be Amended)

       1.     Number. The exact number of directors shall be nine (9) until changed, within the limits specified in the Articles of Incorporation, by either a resolution duly adopted by the Board of Directors or an amendment to this Bylaw duly adopted by the Board. No reduction of the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

A-1

________________________________________________________________________________
Appendix B

Restated Articles of Incorporation

of Pacific Gas and Electric Company

Articles Fifth, Sixth, Seventh, and Eighth

(As Proposed to Be Amended)

FIFTH:

      I.     The Board of Directors of the corporation shall consist of such number of directors, not less than five (5) nor more than nine (9), as shall be prescribed in the Bylaws.

SIXTH:

      I.     In the event that the authorized number of directors shall be fixed at nine or more, the Board of Directors shall be divided into three classes, designated Class I, Class II, and Class III, with each class consisting of one-third of the directors or as close an approximation as possible. The initial term of office of each director of Class I shall expire at the annual meeting next succeeding his or her election or appointment as a director, the initial term of office of each director of Class II shall expire at the second annual meeting next succeeding his or her election or appointment as a director, and the initial term of office of each director of Class III shall expire at the third annual meeting next succeeding his or her election or appointment as a director, and, in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office, or death. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified, except in the case of the death, resignation, or removal of such director.

      II.     In the event that the authorized number of directors shall be fixed with at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II, with each class consisting of one-half of the directors or as close an approximation as possible. The initial term of office of each director of Class I shall expire at the annual meeting next succeeding his or her election or appointment as a director and the initial term of office of each director of Class II shall expire at the second annual meeting next succeeding his or her election or appointment as a director, and in each case, until their successors are duly elected and qualified or until their earlier resignation, removal from office, or death. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified, except in the case of the death, resignation, or removal of such director.

      III.     Notwithstanding the rule that the classes be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her death, resignation, or removal.

      IV.     At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

      V.     No shareholder may cumulate votes in the election of directors.

SEVENTH:

      The Board of Directors of the corporation, when evaluating any proposal or offer of another party to (a) make a tender or exchange offer for any equity security of the corporation; (b) merge or consolidate the corporation with another corporation or entity; (c) purchase or otherwise acquire all or substantially all of the properties and assets of the corporation; or (d) effect any similar transaction, may, in connection with the exercise of its judgment in determining what is in the best interests of the corporation and its shareholders, give due consideration to all factors they may consider relevant. Such factors may include, without limitation, (a) the adequacy, both in amount and form, of the consideration offered in relation not only to the current market price of the corporation’s outstanding securities, but also the current value of the corporation in a freely negotiated transaction with other potential acquirers and the Board of Directors’ estimate of the corporation’s future value

B-1

(including the unrealized value of its properties, assets and prospects) as a going concern, (b) the financial and managerial resources and future prospects of the acquirer, and (c) the legal, economic, environmental, regulatory and social effects of the proposed transaction on the corporation’s and its subsidiaries’ employees, customers, suppliers, and other affected persons and entities, and on the communities and geographic areas in which the corporation and its subsidiaries provide utility service or are located, and in particular, the effect on the corporation’s and its subsidiaries’ ability to safely and reliably meet any public utility obligations at reasonable rates.

EIGHTH:

      Any action required or permitted to be taken by the shareholders of this corporation must be taken at a duly called annual meeting or a special meeting of shareholders of the corporation and no action may be taken by the written consent of the shareholders.

Bylaws

of Pacific Gas and Electric Company

Article II

(As Proposed to Be Amended)

       1.     Number. The exact number of directors shall be five (5) until changed, within the limits specified in the Articles of Incorporation, by a resolution duly adopted by the Board of Directors or an amendment to this Bylaw duly adopted by the Board. No reduction of the authorized number of directors shall have the effect of removing any director before the director’s term of office expires.

B-2

      Printed with soybean ink on recycled/recyclable paper.

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given on the reverse side of this proxy card, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1, 2, 5, 6, 7, 8, and 9.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Linda Y.H. Cheng, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 17, 2002, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, dated, and signed on the reverse side.)

As an alternative to completing and mailing this proxy card, you may execute and submit your proxy and voting instructions over the Internet at http://www.eproxy.com/pcg/ or by touch-tone telephone at 1-800-435-6710 (from anywhere in the United States or Canada). These Internet and telephone voting procedures comply with California law.

Ù If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the accompanying envelope.Ù

ANNUAL MEETING OF SHAREHOLDERS

To be held at:

Masonic Auditorium 1111 California Street San Francisco, California

April 17, 2002, at 10:00 a.m.

Ú Please use the attached ticket to attend the Pacific Gas and Electric Company Annual Meeting, or you may register at the meeting.Ú

All available space at the Masonic Auditorium Garage at 1101 California Street (adjacent to the Masonic Auditorium) has been reserved to provide complimentary parking for shareholders. However, capacity is limited. Please show your annual meeting ticket to the garage attendants as you enter the garage.

Note: Shareholders may be asked to present valid picture identification, such as a driver’s license or passport, before being admitted to the meeting. Cameras, recording devices, and other electronic devices will not be permitted in the auditorium during the annual meeting, other than for Pacific Gas and Electric Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc., will be subject to inspection as you enter the meeting. No items will be allowed into the meeting which might pose a concern for the safety of those attending. We regret any inconvenience this may cause you.

Real-time captioning services and assistive listening devices will be available for the hearing impaired. Please contact an usher at the meeting if you wish to be seated in the real-time captioning section or require an assistive listening device.

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors	Please mark your votes as indicated in this example	[X]

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 5, 6, 7, 8 and 9.

	FOR ALL	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	[ ]	[ ]	ITEM 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	[ ]	[ ]	[ ]

NOMINEES ARE:			ITEM 5.	PROPOSAL TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS	[ ]	[ ]	[ ]

01-David R. Andrews, 02-David A. Coulter,
03-C. Lee Cox, 04-William S. Davila,
05-Robert D. Glynn, Jr., 06-David M. Lawrence,
MD, 07-Mary S. Metz, 08-Carl E. Reichardt,
09-Gordon R. Smith, 10-Barry Lawson Williams

WITHHOLD vote only for:

			ITEM 6.	PROPOSAL TO REDUCE THE AUTHORIZED RANGE OF DIRECTORS AND TRANSFER THE PROVISION THAT ESTABLISHES THE AUTHORIZED RANGE OF DIRECTORS FROM THE BYLAWS TO THE ARTICLES OF INCORPORATION	[ ]	[ ]	[ ]
			ITEM 7.	PROPOSAL TO TRANSFER THE PROVISION THAT PROHIBITS CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS FROM THE BYLAWS TO THE ARTICLES OF INCORPORATION	[ ]	[ ]	[ ]

			ITEM 8.	PROPOSAL TO INCLUDE CONSTITUENCY PROVISIONS	[ ]	[ ]	[ ]

			ITEM 9.	PROPOSAL TO REQUIRE THAT SHAREHOLDER ACTION BE TAKEN AT AN ANNUAL OR SPECIAL MEETING	[ ]	[ ]	[ ]

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.

Ù If you are not submitting your proxy over the Internet or by telephone, please detach here and mail this proxy card in the accompanying envelope.Ù
(Retain Annual Meeting Ticket below.)

PRIOR TO VOTING, READ THE ACCOMPANYING JOINT PROXY STATEMENT AND THE ABOVE PROXY CARD.

TO VOTE OVER THE INTERNET:

1.	Go to the website http://www.eproxy.com/pcg/ anytime, 24 hours a day, 7 days a week and follow the instructions.

2.	When prompted, enter the 11-digit Control Number located in the lower-right portion of this proxy form.

TO VOTE BY TELEPHONE:

1.	Using any touch-tone telephone in the U.S. or Canada, call the toll-free number 1-800-435-6710 anytime, 24 hours a day, 7 days a week and follow the instructions.

2.	When prompted, enter the 11-digit Control Number located in the lower-right portion of this proxy form.

TO VOTE BY MAIL:

1.	Mark, sign, and date the proxy card.

2.	Detach the proxy card (the top portion of this page) and mail it promptly, in the accompanying postage-paid envelope.

Proxies and voting instructions submitted over the Internet or by telephone must be received by
4:00 p.m., Eastern daylight time, on Tuesday, April 16, 2002.

2002 Annual Meeting Ticket

Ticket for the annual meeting on April 17, 2002, at 10:00 a.m. to be held at the Masonic Auditorium, 1111 California Street, San Francisco, California. Doors open at 9:00 a.m. You may bypass the shareholder registration area and present this ticket at the entrance to the auditorium.

(See reverse side for additional information.)

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors. Unless contrary instructions are given on the reverse side of this proxy card, the designated proxies will vote the Pacific Gas and Electric Company shares for which they hold proxies FOR Items 1, 2, 5, 6, 7, 8 and 9.

The undersigned hereby appoints Robert D. Glynn, Jr., Gordon R. Smith, and Linda Y.H. Cheng, or any of them, proxies of the undersigned, with full power of substitution, to vote the stock of the undersigned at the annual meeting of shareholders of Pacific Gas and Electric Company, to be held at 1111 California Street, San Francisco, California, on Wednesday, April 17, 2002, at 10:00 a.m., and at any adjournment or postponement thereof, as indicated on this proxy card, and upon all motions and resolutions which may properly come before said meeting, adjournments, or postponements thereof.

(Continued, and to be marked, dated, and signed on the reverse side.)

Your proxy is solicited on behalf of the Pacific Gas and Electric Company Board of Directors	Please mark your votes as indicated in this example	[X]

PACIFIC GAS AND ELECTRIC COMPANY DIRECTORS RECOMMEND A VOTE FOR ITEMS 1, 2, 5, 6, 7, 8, AND 9.

	FOR ALL	WITHHOLD FOR ALL			FOR	AGAINST	ABSTAIN
ITEM 1. ELECTION OF DIRECTORS	[ ]	[ ]	ITEM 2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS	[ ]	[ ]	[ ]

NOMINEES ARE:			ITEM 5.	PROPOSAL TO ESTABLISH A CLASSIFIED BOARD OF DIRECTORS	[ ]	[ ]	[ ]

01-David R. Andrews, 02-David A. Coulter,
03-C. Lee Cox, 04-William S. Davila,
05-Robert D. Glynn, Jr., 06-David M. Lawrence,
MD, 07-Mary S. Metz, 08-Carl E. Reichardt,
09-Gordon R. Smith, 10-Barry Lawson Williams

WITHHOLD vote only for:

			ITEM 6.	PROPOSAL TO REDUCE THE AUTHORIZED RANGE OF DIRECTORS AND TRANSFER THE PROVISION THAT ESTABLISHES THE AUTHORIZED RANGE OF DIRECTORS FROM THE BYLAWS TO THE ARTICLES OF INCORPORATION	[ ]	[ ]	[ ]
			ITEM 7.	PROPOSAL TO TRANSFER THE PROVISION THAT PROHIBITS CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS FROM THE BYLAWS TO THE ARTICLES OF INCORPORATION	[ ]	[ ]	[ ]

			ITEM 8.	PROPOSAL TO INCLUDE CONSTITUENCY PROVISIONS	[ ]	[ ]	[ ]

			ITEM 9.	PROPOSAL TO REQUIRE THAT SHAREHOLDER ACTION BE TAKEN AT AN ANNUAL OR SPECIAL MEETING	[ ]	[ ]	[ ]

Signature	Signature	Date

If you are signing for the shareholder, please sign the shareholder’s name and your name, and specify the capacity in which you act.